Exhibit 99.2

BAUSCH & LOMB INCORPORATED

CONSENT SOLICITATION STATEMENT

Solicitation of Irrevocable Consents to Amendments to Indentures and Waivers With Respect to the
Following Series of Securities:
$133,195,000 6.95% Senior Notes due 2007 (CUSIP No. 071707AH6)
$50,000,000 5.90% Senior Notes due 2008 (CUSIP No. 071707AL7)
$155,902,000 2004 Senior Convertible Securities due 2023 (CUSIP No. 071707AM5)
$4,098,000 Floating Rate Convertible Senior Notes due 2023 (CUSIP No. 071707AK9)
$421,000 6.56% Medium-Term Notes, Series B due 2026 (CUSIP No. 07171JAE6)
$66,429,000 7.125% Debentures due 2028 (CUSIP No. 071707AG8)

In Consideration of a Consent Fee of

$1.00 per $1,000 principal amount of the Securities plus an additional $1.00 per $1,000 principal amount for each month
from the initial consent payment date to the earlier of the Filing Compliance Date or
April 30, 2007

The Solicitation with respect to each series of Securities will expire at 5:00 p.m., New York City time, on February 6, 2007 (or such date and time to which we may extend it with respect to one or more series of Securities from time to time, the “Expiration Date”).

Subject to the terms and conditions set forth in this Consent Solicitation Statement, Bausch & Lomb Incorporated (“we” or the “Company”) hereby solicits (the “Solicitation”) the consents (the “Consents”) of holders of our 6.95% Senior Notes due 2007 (CUSIP No. 071707AH6), 5.90% Senior Notes due 2008 (CUSIP No. 071707AL7),  2004 Senior Convertible Securities due 2023 (CUSIP No. 071707AM5), Floating Rate Convertible Senior Notes due 2023 (CUSIP No. 071707AK9), our 6.56% Medium-Term Notes, Series B due 2026 (CUSIP No. 07171J AE 6), and 7.125% Debentures due 2028 (CUSIP No. 071707AG8) (collectively, the “Securities”) to certain amendments to the Indentures governing the Securities as further described herein.  Each Holder that delivers a Consent will also be waiving certain defaults that may have occurred before the Proposed Amendments become effective.  The term “Holders” means those holders of record on January 29, 2007 (the “Record Date”) as reflected in the records of the Trustee (as defined below) under the Indentures. Approval of the amendments and waivers with respect to any series of Securities requires the approval of holders of a majority of the outstanding principal amount of such series.

Holders may not revoke Consents once delivered. Any Consent received with respect to a series of Securities where the Consents of the holders of at least a majority of the outstanding series are not obtained by the Expiration Date with respect to that series of Securities will automatically terminate and not be effective and no payments of any Consent Fee (as defined below) will be made.  From and after the relevant Expiration Date, assuming we receive the requisite consents with respect to any series of Securities, each present and future holder of such Securities will be bound by the Proposed Amendments and Waiver, whether or not such Holder delivered a Consent.

The Securities were issued pursuant to the original indenture dated September 1, 1991, as amended by Supplemental Indenture No. 1, dated as of May 13, 1998 (the “Original Indenture”), between Bausch & Lomb, as issuer, and Citibank, N.A., as trustee (the “Trustee”) and various supplements, each between us and the Trustee.  The 6.56% Medium-Term Notes, Series B due 2026 (the “Medium Term Notes”) were issued pursuant to the Original Indenture.  The 7.125% Debentures due 2028 were issued pursuant to Supplemental Indenture No. 2, dated cover continued on next page

Citigroup

JPMorgan

January 30, 2007

July 29, 1998. The 6.95% Notes due 2007 were issued pursuant to Supplemental Indenture No. 3, dated November 21, 2002.  The 5.90% Senior Notes due 2008 were issued pursuant to Supplemental Indenture No. 4, dated August 1, 2003.  The Floating Rate Convertible Senior Notes due 2023 were issued pursuant to Supplemental Indenture No. 5, dated as of August 4, 2003, and the 2004 Senior Convertible Securities due 2023 were issued pursuant to Supplemental Indenture No. 6, dated as of December 20, 2004.  Holders of a majority of each series of Securities consented to amendments to extend the periods for us to make certain filings of reports and financial statements with the Securities and Exchange Commission (the “SEC”) and the Trustee and waived certain past possible defaults with respect thereto through January 31, 2007, as provided in Supplemental Indenture No.7, dated as of June 5, 2006, and Amended and Restated Supplemental Indenture No. 8, dated as of November 7, 2006.  Those supplemental indentures, together with the Original Indenture, are collectively referred to as the “Indentures.”

The Indentures require us to file with the Trustee the annual reports, quarterly reports and other documents (the “SEC Reports”) that we are required to file with the SEC pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934 (the “Exchange Act”) (the “Reporting Covenant”).  The Indentures also require us to file with the Trustee, within 120 days after the end of each fiscal year, a written statement regarding compliance with our obligations under the Indentures, and a description of any known defaults under the Indentures, and to deliver to the Trustee notice of any default under that Indenture (“default” is defined for these purposes as default in the observance or performance of any of the terms, provisions and conditions of the applicable Indentures without regard to any period of grace or requirement of notice) (the “Certificate Delivery Covenant”). Our failure to make these filings may also have resulted in a breach of certain reporting requirements under the Trust Indenture Act of 1939.

We have previously announced that we would not be able to file our Quarterly Report on Form 10-Q for the quarterly period ended September 24, 2005, our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (“2005 Form 10-K”), and our Quarterly Reports on Form 10-Q for fiscal 2006 (collectively, the “Delayed SEC Reports”) by their respective due dates, and we have not filed them to date.  Our failure to timely file the Delayed SEC Reports with the SEC, and failure to timely deliver copies of such reports to the Trustee may have resulted in defaults.  Any such defaults under the Indentures were waived through January 31, 2007 by holders of a majority of each series of Securities. In addition, we may be unable to file our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 (“2006 Form 10-K”) by its due date of February 28, 2007.

If we fail to file the Delayed SEC Reports by January 31, 2007, or if we fail to file our 2006 Form 10-K within 15 days after its due date, as a result of such failure to comply with the Reporting Covenant the maturity of any series of the Securities could be accelerated under the Indentures any time if: (i) the Proposed Amendments and Waiver with respect to the Securities of such series do not become effective, (ii) the Trustee or holders of 10% or more of the Securities of such series delivers to us a Notice of Default under Section 501(4) of the Indenture and commence the 60-day cure period provided for therein, (iii) we do not file the Delayed SEC Reports and/or the 2006 Form 10-K with the SEC and the Trustee prior to the expiration of the 60 day-period, and (iv) holders of 25% or more of the Securities of such series or the Trustee delivers an acceleration notice.  The acceleration of the maturity of any series of outstanding Securities would permit the holders of such series of Securities to cause the principal amount and accrued and unpaid interest to become immediately due and payable.  The acceleration of any series of Notes with an outstanding principal balance in excess of $70 million may also result in the default and acceleration of our outstanding bank debt.

The Proposed Amendments will effectively provide that, until 5:30 p.m., New York City time, on April 30, 2007, any failure to comply with the Sections of the Indentures relating to the Reporting and Certificate Delivery Covenants and our obligation to deliver any notice of a default with respect to the Reporting and Certificate Delivery Covenants to the Trustee will not constitute defaults with respect to the Securities, that the filing of our 2005 Form 10-K prior to the Covenant Reversion Date would satisfy our obligations to file SEC Reports for all periods prior to December 31, 2005, and that the filing of our 2006 Form 10-K prior to the Covenant Reversion Date would satisfy our obligations to file SEC Reports for all periods prior to December 31, 2006. The Proposed Waiver will provide that all defaults that shall have occurred prior to the effectiveness of the Proposed Amendments relating cover continued on next page

to our failure to file SEC Reports are waived.  For a more detailed description of the Proposed Amendments and Waiver, see “The Proposed Amendments and Waiver.”

The Solicitation is being made upon the terms and is subject to the conditions set forth in this Statement and the accompanying irrevocable consent form (the “Consent Form”), Approval of the Proposed Amendments and Waiver with respect to each Indenture requires the consent of the Holders of a majority in principal amount of the applicable series of the outstanding Securities (such Consents, the “Requisite Consents”).  Promptly following the receipt of the Requisite Consents with respect to a series of Securities, and in compliance with the conditions contained in the relevant Indenture, we and the Trustee will execute a supplemental indenture with respect to such Indenture (a “Supplemental Indenture”). The Proposed Amendments and Waiver will become effective with respect to each series of Securities as of its Expiration Date regardless of the date of the execution of the Supplemental Indenture with respect thereto.  Our execution of the Supplemental Indenture with respect to any series of Securities will not require us to pay for any Consents prior to the relevant Expiration Date.

Promptly following the relevant Expiration Date, we will pay to each consenting holder a “Consent Fee” of $1.00 for each $1,000 in principal amount of the Securities as to which we have received and accepted Consents.  We will also pay additional $1.00 for each $1,000 on the fifth day (or, if occurring on a weekend or holiday, the immediately following business day) of each month thereafter from the payment of the initial Consent Fee to the earlier of (i) the date we complete the filing of our 2006 Form 10-K with the Securities and Exchange Commission (the “Filing Compliance Date”), and (ii) April 30, 2007 (the “Covenant Reversion Date”). The Consent Fee will not be payable for any month after a sale, assignment or other transfer of Securities held by the holder on the Record Date to the Company.

Holders may not revoke Consents. See “The Solicitation — No Revocation of Consent.”  Any Consent received with respect to a series of Securities where the Requisite Consents are not obtained by the Expiration Date with respect to that series of Securities will automatically terminate and not be effective and no payments of any Consent Fee will be made.  From and after the Expiration Date, assuming our receipt of the requisite consents with respect to any series of Securities, each present and future holder of such Securities will be bound by the Proposed Amendments and Waiver, whether or not such Holder delivered a Consent.

Notwithstanding anything to the contrary set forth in this Statement, we reserve the right at any time on or prior to the business day following the relevant Expiration Date, with respect to one or more issues of Securities, to (i) terminate the Solicitation for any reason, (ii) extend the Solicitation from time to time if any condition to this Solicitation has not been met or waived, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid pursuant to the Solicitation, or (v) waive any of the conditions to the Solicitation, subject to applicable law.  See “The Solicitation—Expiration Date; Extensions; Amendment.”

IMPORTANT

Holders should read and carefully consider the information contained herein before deciding whether to give their Consent to the Proposed Amendments and Waiver.

Holders who wish to consent must deliver their properly completed and executed Consent Form to the Information Agent (as defined below) at the address set forth on the back cover of this Statement in accordance with the instructions set forth herein and in the Consent Form.  Consents should not be delivered to us, the Trustee or the Solicitation Agents.  However, we reserve the right to accept any Consent received by us, the Trustee or the Solicitation Agents.  Holders may deliver Consents only to the Proposed Amendments and Waiver relating to the Indenture pursuant to which their Securities were issued.  Any beneficial owner of Securities who is not a Holder of such Securities must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner.  Once delivered, a Consent is irrevocable.

Recipients of this Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice.  Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Solicitation.

Please handle this matter through your bank or broker.  Questions concerning the terms of the Solicitation should be directed to the Solicitation Agents at the address or telephone numbers set forth on the back cover of this

Statement.  Requests for assistance in completing and delivering a Consent Form or requests for additional copies of this Statement, the Consent Form or other related documents should be directed to the Solicitation Agents or the Information Agent at the addresses or telephone numbers set forth on the back cover of this Statement.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustee, the Solicitation Agents, the Information Agent or any other person.

The statements made in this Statement are made as of the date of this Statement and delivery of this Statement or the accompanying materials at any time does not imply that the information herein or therein is correct as of any subsequent date.  The information provided in this Statement is based upon information provided solely by us.  The Solicitation Agents have not independently verified and do not make any representation or warranty, express or implied, or assume any responsibility, as to the accuracy or adequacy of the information contained herein.

The Solicitation is not being made to, and a Consent Form will not be accepted from or on behalf of, a Holder in any jurisdiction in which the making of the Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction.  However, we may in our discretion take such action as we may deem necessary to lawfully make the Solicitation in any such jurisdiction and to extend the Solicitation to any Holder in such jurisdiction.  In any jurisdiction in which the securities laws or blue sky laws require the Solicitation to be made by a licensed broker or dealer, the Solicitation will be deemed to be made on behalf of us by the Solicitation Agents or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Capitalized terms used in this Statement that are not otherwise defined herein have the meanings set forth in the relevant Indenture.

BAUSCH & LOMB INCORPORATED

Bausch & Lomb is an eye health company, dedicated to perfecting vision and enhancing life for consumers around the world.  Our core businesses include soft and rigid gas permeable contact lenses and lens care products, and ophthalmic surgical and pharmaceutical products.  The Bausch & Lomb name is one of the best known and most respected healthcare brands in the world.  Founded in 1853, our headquarters are in Rochester, New York.

We are organized into three geographic segments: the Americas; Europe, Middle East and Africa (Europe); and Asia.  Additional operating segments, which are managed on a global basis, include the Research & Development organization and the Global Operations & Engineering organization.  In each geographic segment, Bausch & Lomb markets products in five product categories: contact lenses, lens care products, ophthalmic pharmaceuticals, cataract and vitreoretinal surgery, and refractive surgery.

We employ approximately 13,000 people worldwide and our products are available in more than 100 countries.  Our principal executive offices are located at One Bausch & Lomb Place, Rochester, New York 14604, and our main telephone number is (585) 338-6000.

RECENT DEVELOPMENTS

Financial Results

In our press release dated November 9, 2006 (the “November 9th Release”), we stated that we expected to report 2006 sales at the lower end of our previously announced range of $2.325 billion to $2.4 billion, and income before income taxes and minority interest between $70 million and $80 million.

As announced in our press release dated January 31, 2007, we now expect to report sales of approximately $2.295 billion.  As compared to the original range of estimates, these lowered expectations reflect the slower than anticipated rate of recovery of the Company’s contact lens and lens care businesses in Asia following the recall of MoistureLoc contact lens solution early in 2006, as well as slower than anticipated growth in the U.S. contact lens market.

We also currently expect to report full-year 2006 income before income taxes and minority interest of approximately $74 million, which is within the range of previous guidance.  The Company continues to expect 2006 cash flow from operating activities to be essentially offset by capital spending.

There can be no assurance that these preliminary, unaudited estimates will not differ, including materially, when the Company issues its 2006 financial statements.

We are in the process of finalizing the calculation of the Company’s effective income tax rate and, as a result, are not yet able to estimate 2006 net earnings or earnings per share.  However, as previously disclosed in Forms 12b-25 and 8-K dated August 8, 2006 (the “August 8-K”), we expect that (1) our U.S. operations will be unprofitable in 2006, as a result of lower lens care sales and costs associated with the MoistureLoc recall; (2) no tax benefit will be recorded on U.S. operations as a result of the determination of the need for a valuation allowance that will be recorded in 2005 on deferred tax assets; and (3) our effective tax rate in 2006 and beyond could differ materially from  historical levels and prior expectations.

We continue to project 2007 sales at the lower end of our previously communicated range (between $2.5 billion and $2.625 billion), and income before income taxes and minority interest at the lower end of our previously communicated range of $220 million to $270 million.  Those projections do not reflect any earnings benefit associated with the anticipated reversal of interest and penalties associated with a previously recorded Brazilian tax assessment. Bausch & Lomb has applied for, and expects to be granted, amnesty from the state government of Sao Paulo as to a portion of the penalties and interest associated with one such assessment that was recorded as part of the financial restatement. The Company expects to reverse approximately $20 million of penalties and interest when it receives formal notification of cancellation by the state government of Sao Paulo.  Our projections for 2006 and 2007 are subject to the risk factors contained the “Risk Factors” section below.

We are currently working to finalize and file our 2005 Form 10-K, which filing we believe is imminent.  Following that filing, we will work to complete our Quarterly Reports on Form 10-Q for the third quarter of 2005 and the first three quarters of 2006, and the 2006 Form 10-K.  At this time, the Company intends to first complete and file its 2006 Form 10-K, followed by the outstanding quarterly filings.  While we are working diligently to complete those filings, there can be no assurance as to when we will be current in our reporting obligations.  In any event, the Company intends to provide investors with preliminary unaudited information about the results of 2006 operations around the end of February 2007.

Restatements and Investigations

We have previously announced that we will have to restate our consolidated financial statements for the fiscal years ended 2001, 2002, 2003 and 2004, as well as the first and second quarters of 2005.  We have previously reported that we are unable to file our Delayed SEC Reports at this time because of certain work undertaken with respect to expanded procedures and internal assessments and investigations.

As reported in our Form 12b-25, filed November 9, 2006 (the “November 12b-25”), the Company’s Audit Committee of the Board of Directors (the “Audit Committee”) has completed its investigation into the timing and appropriateness of reserve entries in the Company’s Asia and other regions.  In the November 12b-25, we stated that we expected that our restatement would include cumulative gross adjustments totaling approximately $3.5 million in the aggregate, all of which relate to the Company’s Asia region, including, among other things, sales reserves for the Company’s Chinese and other Asian operations, Japan subsidiary litigation reserves and other Asia business-related reserves.  Final adjustments will appear in our 2005 Form 10-K.  The Audit Committee’s investigation did not find evidence of improper business-related reserve entries in the Company’s other regions.

As also reported in the November 12b-25, previously reported independent investigations of our Brazil and Korea subsidiaries are complete. With the exception of certain previously described tax matters, our previously reported year-end expanded procedures, which were focused on, among other things, revenue recognition practices across all of our global operations, are also complete. Our previously reported estimated restatement adjustments for these completed matters, as well as for the reserve entry review described above, are subject to audit in connection with finalization and filing of our Delayed SEC Reports. Therefore, there can be no assurance that the final adjustments with respect to these matters will not differ, including materially, from the previously reported, estimated adjustments set forth in our Form 12b-25 dated August 8, 2006 (the “August 12b-25”) and in the November 12b-25 with respect to the reserve entry review.

In addition to pending litigation matters, we may from time to time learn of alleged non-compliance with laws or regulations or other improprieties through compliance hotlines, communications by employees, former employees or other third parties, as a result of our internal audit procedures, or otherwise. In response to such allegations, the Audit Committee conducted certain investigations during 2005 and 2006, which led, among other things, to the restatement discussed above.

The Audit Committee is currently investigating the potential U.S. Foreign Corrupt Practices Act implications of the our Spanish subsidiary’s providing free product, principally intraocular lenses used in cataract surgery, and other things of value to doctors performing surgical procedures at public hospitals in Spain. This investigation was initiated following reports of potentially improper sales practices by a former employee. The investigation of our Spanish subsidiary has been voluntarily reported to the Northeast Regional Office of the SEC. We cannot predict the outcome of this pending investigation and, at this time, cannot reasonably estimate the potential liability of the Company or its Spanish subsidiary in connection with these matters.

As previously reported, we have reviewed other accounting entries unrelated to the matters discussed above made in the periods covered by the expected restatement and determined that certain entries, while not individually or in the aggregate material to the periods in which they were recorded or to the relevant prior periods, in light of the expected restatement, are now required to be recorded in the prior periods to which they relate.

In addition, as previously reported in our November 12b-25, we have not completed our required assessment of the Company’s internal control over financial reporting and control deficiencies in 2005. As noted, the Company’s previous conclusion as of December 25, 2004 - which was based on the procedures then performed and the information then known to it - that its internal control over financial reporting was effective should no longer be relied upon. Management continues to evaluate material weaknesses with respect to the Company’s internal controls and expects to identify additional weaknesses at December 31, 2005, including with respect to matters such as the state of the internal control environment, controls over revenue recognition and sales practices, and controls over income tax accounting, and also expects to conclude that internal controls were not effective for the relevant period. The Company will conclude its analysis and report its findings in this regard, as well as its actions and plans to remediate material weaknesses, when it files its 2005 Form 10-K.

Financial Effect of Recall of MoistureLoc®  Product

On May 15, 2005, we announced the permanent withdrawal of our MoistureLoc lens care solution from worldwide markets.  We expect some of the anticipated impacts the MoistureLoc withdrawal will have on our business to include:

•                  adverse impacts of the MoistureLoc recall including, without limitation, (1) the 2006 impact of a portion of the sales returns provisions and coupon redemptions associated with the MoistureLoc recall; (2) lost MoistureLoc revenues combined with lower revenues for other lens care products, reflecting market share losses caused by trade and consumer uncertainty resulting from our investigations into the outbreak of fungal infections among contact lens wearers and subsequent market withdrawal of the product; and (3) the negative collateral effect on our non-lens care product categories, primarily in Asia, as a result of the MoistureLoc recall.

•                  anticipated higher than normal spending, including, without limitation, higher selling, administrative and general expenses which reflect recall and legal expenses associated with the MoistureLoc situation and pending product liability and shareholder lawsuits, and increased marketing expense to support brand rebuilding activities.

•                  anticipated impact of (1) the recall on the profitability of our U.S. operations in 2006 and (2) the need for a valuation allowance that will be recorded in 2005 on deferred tax assets (as reported in August 8-K.

•                  anticipated 2006 cash flow from operating activities that will be negatively impacted by the outflows associated with the MoistureLoc recall, as well as the cost of the investigations and brand rebuilding expenditures.

For additional details concerning the anticipated impact of the MoistureLoc recall on our business, see “Recent Developments — Financial Results” and the November 9th Release.

Material Impairment

We have evaluated the impact of the withdrawal of our MoistureLoc product on 2005 and 2006 results.  As reported in the August 8-K, we concluded on August 2, 2006, under generally accepted accounting principles, that we would record a valuation allowance in 2005 with respect to U.S. deferred tax assets previously recorded on our balance sheet.  This is a non-cash charge.

We expect to record a valuation allowance of $156 million with respect to U.S. deferred tax assets. As discussed in the August 8-K, a valuation allowance against deferred tax assets is required based upon application of a realization test, where we determine that it is more likely than not — a probability level of more than 50% — that the assets will not be realized.  Likelihood of realization depends on the available evidence such as cumulative tax losses in prior years, losses expected in future years, and a history of potential tax benefits expiring unused.  In making this assessment, more weight is assigned to objectively verifiable evidence such as historical cumulative losses than to subjective evidence like future projections.  In this case, we have determined that there is a three-year cumulative loss attributed to the U.S. entities to which the deferred tax assets relate.  Specifically, expected losses in our U.S. tax entities resulting from, among other things, (1) the portion of the costs associated with the MoistureLoc withdrawal, which occurred in 2006, that will be recorded for the still-open 2005 fiscal year, as a subsequent event, and (2) the expected impact of the MoistureLoc withdrawal on results for fiscal 2006, led us to conclude that a valuation allowance is necessary.  We expect to record this adjustment as a 2005 third quarter event because that is the earliest reporting period for which we have not filed quarterly financial results on Form 10-Q. We will continue to assess realizability of our deferred tax assets, including consideration of the reversal of these and other temporary basis differences, future earnings, and prudent and feasible tax planning strategies. If we make a later determination that it is more likely than not that the deferred tax assets for which there is a valuation allowance would be realized, the related valuation allowance would be reduced and a benefit to earnings would be recorded.

We will continue to assess tax strategies for our U.S. businesses, in view of the projected losses for our U.S. businesses in 2006.  If we were to make a later determination that it is more likely than not that the deferred tax assets for which there is a valuation allowance would be realized, the related valuation allowance would be reduced and a benefit to earnings would be recorded.

As indicated above, the withdrawal of our MoistureLoc product is expected to adversely impact results for future periods.  Further information regarding this impact is reported in our filing on Form 12b-25, filed August 8, 2006.

Pending Litigation

We are party to a number of material matters in litigation, including general litigation related to the restatement of our financial information and the MoistureLoc withdrawal, material intellectual property litigation, and material tax litigation. We intend to vigorously defend ourselves in all of these matters. At this time, we cannot estimate with any certainty the impact of any pending litigation matters, matters concerning allegations of non-compliance with laws or regulations, or matters concerning allegations of other improprieties described below on its business or financial position and, except as noted below under the heading Material Tax Litigation, with respect to the deferred tax liability provision of $157 million, we have not made any financial provision for potential liability in connection with these matters.

Shareholder Securities Class Actions There is a consolidated securities class action, entitled In re Bausch & Lomb Incorporated Securities Litigation, Case Nos. 06-cv-6294 (master file), 06-cv-6295, 06-cv-6296, and 06-cv-6300, pending in Federal District Court for the Western District of New York, Rochester Division, against the Company and certain present and former officers and directors. Initially, four separate shareholder actions were filed between March and May of 2006 in Federal District Court for the Southern District of New York, and these were later transferred to the Western District of New York and consolidated into the above-captioned matter. Plaintiffs in these actions purport to represent a putative class of shareholders who purchased Company stock at allegedly artificially inflated levels between January 27, 2005 and May 3, 2006. Among other things, plaintiffs allege that the defendants issued materially false and misleading public statements regarding the Company’s financial condition and operations by failing to disclose negative information relating to the Company’s Brazilian and Korean subsidiaries, internal controls, and problems with MoistureLoc, thereby inflating the price of Company stock during the alleged class period. Plaintiffs seek unspecified damages. The cases are currently awaiting appointment of lead plaintiff and lead plaintiff’s counsel in accordance with the Private Securities Litigation Reform Act. Pursuant to a stipulated schedule ordered by the Court, the lead plaintiff appointed by the Court must file a consolidated amended complaint by the earlier of (a) 45 days after the Company files its 2005 Form 10-K, or (b) 90 days after entry of the Court’s order appointing the lead plaintiff, provided, however, that, at a minimum, the lead plaintiff will have 45 days after entry of the Court’s order appointing the lead plaintiff to file such consolidated amended complaint.

ERISA-Based Class ActionsThere is a consolidated ERISA class action, entitled In re Bausch & Lomb Incorporated ERISA Litigation, Case Nos. 06-cv-6297 (master file), 06-cv-6315, and 06-cv-6348, pending in the Federal District Court for the Western District of New York, Rochester Division, against the Company and certain present and former officers and directors. Initially, three separate actions were filed between April and May of 2006 in Federal District Court for the Southern District of New York, and these were later transferred to the Western District of New York and consolidated into the above-captioned matter. Plaintiffs in these actions purport to represent a class of participants in the Company’s defined contribution 401(k) Plan for whose individual accounts the plan held an interest in Company stock between May 25, 2000 and the present. Among other things, plaintiffs allege that the defendants breached their fiduciary duties to plan participants by allowing the plan to invest in Company common stock despite the fact that it was allegedly artificially inflated due to the failure to disclose negative information relating to the Company’s Brazilian and Korean subsidiaries, internal controls, and problems with MoistureLoc. Plaintiffs seek unspecified damages as well as certain declaratory and injunctive relief. On August 28, 2006, the Court entered an order appointing co-lead plaintiffs and co-lead plaintiffs’ counsel. Pursuant to a stipulated schedule ordered by the Court, plaintiffs in the consolidated ERISA action will have until 10 days after a consolidated amended complaint is filed in the consolidated securities action described above, to file a consolidated amended complaint.

Shareholder Derivative Actions The shareholder derivative actions, in which a shareholder seeks to assert the rights of the Company derivatively against certain present and former officers and directors, fall into two categories: (a) those asserting allegations relating to accounting issues at the Company’s Brazilian and Korean subsidiaries; and (b) those asserting allegations relating to the MoistureLoc withdrawal.

There is a consolidated derivative action asserting allegations relating to accounting issues at the Company’s Brazilian and Korean subsidiaries, entitled In re Bausch & Lomb Incorporated Derivative Litigation, Case Nos. 06-cv-6298 (master file) and 06-cv-6299, pending in Federal District Court for the Western District of New York, Rochester Division, against certain present and former officers and directors of the Company, and also naming the Company as nominal defendant. Initially, two separate derivative actions were filed in April 2006 in Federal District Court for the Southern District of New York, and were later transferred to the Western District of New York and consolidated. Among other things, plaintiffs allege that the individual defendants breached their fiduciary duties to the Company by causing or allowing the Company to issue materially false and misleading public statements regarding the Company’s financial condition and operations that failed to disclose negative information about the Company’s Brazilian and Korean subsidiaries and internal controls, thereby inflating the price of Company stock during the relevant time period. Plaintiffs purport to allege damage to the Company as a result of, among other things, a decrease in the Company’s market capitalization, exposure to liability in securities fraud actions, and the costs of internal investigations and financial restatements. Plaintiffs seek unspecified damages as well as certain declaratory and injunctive relief, including for misappropriation of inside information for personal benefit by certain of the individual defendants. Pursuant to a stipulated schedule ordered by the Court, plaintiffs in this consolidated derivative action will have until 30 days after a consolidated amended complaint is filed in the consolidated securities action described above, to file a consolidated amended complaint.

On January 3, 2006, the Company received a demand letter dated December 28, 2005, from a law firm not involved in the now consolidated derivative actions described above, on behalf of a shareholder who also is not involved in the derivative actions, demanding that the Board of Directors bring claims on behalf of the Company based on allegations substantially similar to those that were later alleged in the two derivative actions relating to accounting issues at the Brazilian and Korean subsidiaries. In response to the demand letter, the Board of Directors adopted a board resolution establishing an Evaluation Committee (made up of independent directors) to investigate, review and analyze the facts and circumstances surrounding the allegations made in the demand letter, but reserving to the full Board authority and discretion to exercise its business judgment in respect of the proper disposition of the demand. The Committee has engaged independent outside counsel to advise it.

There are also two purported derivative actions asserting allegations relating to the MoistureLoc withdrawal. The first case, entitled Little v. Zarrella, Case No. 06-cv-6337, was filed in June 2006 in the Federal District Court for the Southern District of New York and was transferred to the Western District of New York, Rochester Division, where it is currently pending against certain directors of the Company, and also naming the Company as nominal defendant. The second case, entitled Pinchuck v. Zarrella, Case No. 06-6377, was filed in June 2006 in the Supreme Court of the State of New York, County of Monroe, where it is currently pending against the directors of the Company, and also naming the Company as nominal defendant. Among other things, plaintiffs in these actions allege that the individual defendants breached their fiduciary duties to the Company in connection with the Company’s handling of the MoistureLoc withdrawal. Plaintiffs purport to allege damage to the Company as a result of, among other things, costs of litigating product liability and personal injury lawsuits, costs of the product recall, costs of carrying out internal investigations, and the loss of goodwill and reputation. Plaintiffs seek unspecified damages as well as certain declaratory and injunctive relief.

Pursuant to a stipulated schedule ordered by the Court, plaintiff in the state-court Pinchuck action served an amended complaint on September 15, 2006 and defendants served a motion to dismiss the amended complaint on November 15, 2006; plaintiff’s opposition to the motion was served on January 15, 2007, and defendants’ reply is due February 15, 2007. Pursuant to a stipulated schedule ordered by the Court in the federal Little action, plaintiff in that case will have until 60 days after a ruling on a motion to dismiss in the consolidated securities action is entered or, if no such motion is filed, 60 days after defendants’ answer to a consolidated amended complaint in the consolidated securities action is filed, to file an amended complaint.

Product Liability Lawsuits As of January 24, 2007, the Company has been served or is aware that it has been named as a defendant in approximately 192 product liability lawsuits pending in various federal and state courts as well as certain other non-U.S. jurisdictions. Of the 192 cases, 115 actions have been filed in U.S. federal courts, 75 cases have been filed in various U.S. state courts and two actions have been filed in non-U.S.

jurisdictions. These also include 166 individual actions filed on behalf of individuals who claim they suffered personal injury as a result of using a ReNu solution and 26 putative class actions alleging personal injury as a result of using a ReNu solution and/or violations of one or more state consumer protection statutes. In the personal injury actions, plaintiffs allege liability based on, among other things, negligence, strict product liability, failure to warn and breach of warranty. In the consumer protection actions, plaintiffs seek economic damages, claiming that they were misled to purchase products that were not as safe as advertised. Several lawsuits contain a combination of these allegations. On August 14, 2006, the Judicial Panel on Multidistrict Litigation (JPML) created a coordinated proceeding and transferred an initial set of MoistureLoc product liability lawsuits to the U.S. District Court for the District of South Carolina. The Company has advised the JPML of all federal cases available for transfer and has urged the issuance of conditional transfer orders. As of January 24, 2007, 95 of the 115 federal cases noted above have been transferred to the JPML.

Material Intellectual Property Litigation In October 2005, Rembrandt Vision Technologies, L.P. filed a patent infringement lawsuit against the Company and CIBA Vision Corporation. The action is entitled, Rembrandt Vision Technology, L.P. v. Bausch & Lomb Incorporated and Ciba Vision Corporation, bearing case number 2:05 CV 491, and is pending in the U.S. District Court for the Eastern District of Texas (Marshall Division). Rembrandt asserts that the Company and CIBA have infringed certain of Rembrandt’s oxygen permeability and tear-wettability technology that it claims to be protected by a U.S. Patent No. 5,712,327 entitled “Soft Gas Permeable Lens Having Improved Clinical Performance” (the ‘327 Patent). Rembrandt claims that the Company infringes the ‘327 Patent by selling soft gas permeable contact lenses that have tear-wettable surfaces in the United States, which would include the Company’s PureVision silicone hydrogel lens products. The Company denies, and intends to vigorously defend itself against, Rembrandt’s claims. The court has issued a scheduling order and has set a trial date of November 5, 2007.

Material Tax Litigation On May 12, 2006, the Company received a Notice of Final Partnership Administrative Adjustment from the Internal Revenue Service relating to partnership tax periods ended June 4, 1999 and December 25, 1999, for Wilmington Partners L.P. (Wilmington), a partnership formed in 1993 in which the majority of partnership interests are held by certain of our subsidiaries. The Final Partnership Administrative Adjustment (FPAA) proposes adjustments increasing the ordinary income reported by Wilmington for its December 25, 1999 tax year by a total of $10 million, an increasing long term capital gain reported by Wilmington for that tax year by $190 million. The FPAA also proposes $550 million negative adjustment to Wilmington’s basis in a financial asset contributed to it by one of its partners in 1993; this adjustment would also affect the basis of that partner — one of our subsidiaries — in its partnership interest in Wilmington. The asserted adjustments could, if sustained in full, increase the tax liabilities of the partnership’s partners for the associated tax periods by more than $200 million, plus penalties and interest. We have not made any financial provision for the asserted additional taxes, penalties or interest as we cannot predict the outcome of this matter, nor can we reasonably estimate possible additional liability.

Since 1999, the Company’s consolidated financial statements have included a deferred tax liability relating to the partnership. As of December 31, 2005, this deferred tax liability equaled $157 million. This deferred tax liability is currently reducing net deferred tax assets for which a valuation allowance has been recorded as of December 31, 2005.

On August 7, 2006, we made a petition to the U.S. Tax Court to challenge the asserted adjustments. Internal Revenue Service’s answer was filed on October 4, 2006, and we initiated a motion to strike portions of the answer on November 1, 2006. We believe we have numerous substantive and procedural tax law arguments to dispute the adjustments. Tax, penalties and interest cannot be assessed until a Tax Court determination is made, and an assessment, if any, would likely not be made until some time after 2007. While we intend to vigorously defend against the asserted adjustments, our failure to succeed in such a defense could significantly increase the liability of the partnership’s partners for taxes, plus interest and penalties, which in turn would have a material adverse effect on our financial results and cash flows.

General Litigation Statement From time to time, the Company is engaged in, or is the subject of, various lawsuits, claims, investigations and proceedings, including product liability, patent, trademark, commercial and other matters, in the ordinary course of business.

In addition to pending litigation matters, we may from time to time learn of alleged non-compliance with laws or regulations or other improprieties through compliance hotlines, communications by employees, former employees or other third parties, as a result of our internal audit procedures, or otherwise  Our policy is to comply with applicable laws and regulations in each jurisdiction in which we operate and, if we become aware of a potential or alleged violation, to conduct an appropriate investigation, to take appropriate remedial action and to cooperate fully with any related governmental inquiry. There can be no assurance that any pending or future investigation or resulting remedial action will not have a material adverse financial, operational or other effect on the Company.

Information Concerning Forward-Looking Statements.

Forward-looking statements include statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts.  When used in this discussion, the words “anticipate”, “appears”, “foresee”, “should”, “expect”, “estimate”, “project”, “will”, “are likely” and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this Consent Solicitation Statement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve predictions of our future performance, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect.  Specific factors that may impact performance or other predictions of future actions, and in many cases those with a material impact, have, in many but not all cases, been identified in connection with specific forward-looking statements.  The forward-looking statements set forth above are subject to risks and uncertainties including, without limitation:

•                  our inability to achieve the various marketing and selling objectives described above or to achieve the stabilization of expenses described above;

•                  our inability to successfully return our lens care products to certain markets;

•                  changes in the competitive landscape;

•                  our inability to recoup lost market share;

•                  general global and local economic, political and sociological conditions including, without limitation, periods of localized disease outbreak and the effect on economic, commercial, social and political systems caused by natural disasters (such as, without limitation, earthquakes, hurricanes/typhoons, tornadoes and tsunamis);

•                  changes in such conditions;

•                  the impact of competition, seasonality and general economic conditions in the global lens and lens care, ophthalmic cataract and refractive and pharmaceutical markets where our businesses compete;

•                  effects of war or terrorism;

•                  changing currency exchange rates;

•                  the general political climate existing between and within countries throughout the world;

•                  events affecting our ability to timely deliver our products to customers, including those which affect our carriers’ ability to perform delivery services;

•                  changing trends in practitioner and consumer preferences and tastes;

•                  changes in technology;

•                  medical developments relating to the use of our products;

•                  competitive conditions, including entries into our lines of business by new or existing competitors, some of whom may possess resources equal to or greater than ours;

•                  the impact of product performance or failure on our other products and business lines;

•                  legal proceedings initiated by or against us, including those related to securities and corporate governance matters, products and product liability, commercial transactions, patents and other intellectual property, whether in the U.S. or elsewhere throughout the world;

•                  the impact of Company performance on our financing costs;

•                  enactment of new legislation or regulations or changes in application or interpretation of existing legislation or regulations that affect us;

•                  changes in government regulation of our products and operations;

•                  changes in governmental laws and regulations relating to the import and export of products;

•                  government pricing changes and initiatives with respect to healthcare products in the U.S. and throughout the world;

•                  changes in private and regulatory schemes providing for the reimbursement of patient medical expenses;

•                  changes in our credit ratings or the cost of access to sources of liquidity;

•                  our ability to maintain positive relationships with third-party financing resources;

•                  the financial well-being and commercial success of key customers, development partners and suppliers;

•                  changes in the availability of and other aspects surrounding the supply of raw materials used in the manufacture of our products;

•                  changes in tax rates or policies or in rates of inflation;

•                  uncertainty surrounding the future realization of deferred tax assets;

•                  changes in accounting principles and the application of such principles to us;

•                  the performance by third parties upon whom we rely for the provision of goods or services;

•                  our ability to successfully execute marketing strategies;

•                  our ability to secure and maintain intellectual property protections, including patent rights, with respect to key technologies in the U.S. and throughout the world;

•                  our ability to secure and maintain copyright protections relative to our customer-valued names, trademarks, trade names and other designations in the U.S. and throughout the world;

•                  investment in research and development;

•                  difficulties or delays in the development, laboratory and clinical testing, regulatory approval, manufacturing, release or marketing of products;

•                  the successful completion and integration of our acquisitions;

•                  the successful relocation of certain manufacturing processes;

•                  our implementation of internal controls;

•                  our success in the process of management testing, including the evaluation of results, and auditor attestation of internal controls, as required under the Sarbanes-Oxley Act of 2002;

•                  the occurrence of a material weakness in our internal controls over financial reporting, which could result in a material misstatement of our financial statements;

•                  our ability to correct any such weakness;

•                  our success in introducing and implementing our enterprise-wide information technology initiatives, including the corresponding impact on internal controls and reporting;

•                  the effect of changes within our organization, including the selection and development of our management team; and

•                  such other factors as are described in greater detail in our filings with the Securities and Exchange Commission, including, without limitation, the Current Report on Form 8-K dated June 14, 2002, and its Forms 12b-25, filed August 8, 2006 and November 9, 2006; as well as any risk factors or forward-looking statements contained in any annual, quarterly or current reports which we file prior to the Expiration Date.

We can give no assurance that the forward-looking statements included in this Consent Solicitation Statement will prove to be accurate.  In light of the significant uncertainties inherent in forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us or any other person that our objectives and plans will be achieved.  We undertake no obligation to update any forward-looking statements contained in this Consent Solicitation Statement, whether as a result of new information, future events or otherwise.  You should consult any further disclosures we make in our reports filed with the SEC and in our press releases.

RISK FACTORS

For additional considerations with respect to the Solicitation and the Company, please refer to our Current Reports on Form 8-K filed on October 27, 2005, November 30, 2005, December 23, 2005, March 1, 2006, March 3, 2006, April 13, 2006, April 14, 2006, May 8, 2006, May 15, 2006, May 19, 2006, July 31, 2006, August 8, 2006, August 31, 2006, September 20, 2006, September 29, 2006 (two), November 9, 2006, December 14, 2006, December 22, 2006 and January 5, 2007, as well as our Notification of Late Filing on Forms 12b-25 filed on August 8, 2006 and November 9, 2006, which are incorporated by reference herein.

The business, prospects and value of the Company are subject to a number of risk factors, which are identified in this filing and have been identified by us in a number of our filings with the SEC, including our Form 12b-25, filed August 8, 2006, and Form 8-K, filed on September 20, 2006.

(a) Risks Related to Our Business and Industry

The markets for our eye care products are intensely competitive and new medical and technological developments may reduce the need for our products. The eye care industry is characterized by continuous product development. Our success and future growth depend, in part, on our ability to develop products which are more effective in treating conditions of the eye or that incorporate the latest technologies. In addition, we must be able to manufacture and effectively market those products and convince a sufficient number of consumers and eye care practitioners to use them. Our existing products face the risk of obsolescence if a new product is introduced by one of our competitors or if we announce a new product that, in either case, represents a substantial improvement over our existing products. Similarly, if we fail to make sufficient investments in research and development programs or if we focus on technologies that do not lead to more effective or acceptable products, our current and planned products may not be accepted in the marketplace or could be surpassed by more effective or advanced products. Conversely, products and new technologies that we develop or that are developed by our competitors may reduce the need for our other existing and future products.

We have numerous competitors in the United States and abroad, including, among others, Alcon, Inc.; Allergan, Inc.; AMO; The Cooper Companies, Inc.; Intralase Corp.; Merck & Co., Inc.; Moria S.A.; Novartis AG; Pfizer Inc.; Santen Incorporated; STAAR Surgical Company; and Vistakon, Inc. (a Johnson & Johnson subsidiary). These competitors may develop technologies and products that are more effective or less costly than any of our current or future products or that could render our products obsolete or noncompetitive. Some of these competitors have substantially more resources and a greater marketing scale than we do. In addition, the medical technology and device industry continues to experience consolidation, resulting in an increasing number of larger and more diversified companies. Among other things, some of these companies can spread their research and development costs over much broader revenue bases and have more resources to influence customer and distributor buying decisions. In addition, some of our competitors may enter into markets in which they do not currently compete with us, such as the announcement of Johnson & Johnson’s potential entry into the contact lens solutions business. Our inability to produce and develop products that compete effectively against our competitors’ products, or to effectively advertise, promote and market our products against competitors’ offerings, could have a material adverse effect on our business.

Resources devoted to research and development may not yield new products that achieve commercial success. We devote substantial resources to research and development. We recently expanded our research and development facilities in Rochester, New York. However, the research and development process is expensive, prolonged and entails considerable uncertainty, especially for companies in the eye care industry. Because of the complexities and uncertainties associated with ophthalmic research and development in particular, and healthcare related research and development in general, products we are currently developing, or that we develop in the future, may not complete the development process or obtain the regulatory approvals required for us to market such products successfully.

Market acceptance of our products requires, in many cases, that users of our products obtain adequate reimbursement from third-party payers. Managed care organizations and governments continue to place increased emphasis on the delivery of more cost-effective medical therapies. For example, major third-party payers for hospital services, including government insurance plans, Medicare and Medicaid in the United States, and private health care insurers, have substantially revised their payment methodologies during the last few years, resulting in stricter standards for reimbursement of hospital and outpatient charges for some medical procedures, including cataract procedures and intraocular lenses. Managed care organizations restrict the pharmaceutical products that doctors in those organizations can prescribe through the use of formularies (the lists of drugs which physicians are permitted to prescribe to patients in a managed care organization). Failure of our pharmaceutical products to be included on formularies could have an adverse effect on our revenues and profits. This cost-cutting emphasis could adversely affect sales and prices of our products. Physicians, hospitals and other health care providers may be reluctant to purchase our products if they do not receive substantial reimbursement for the cost of our pharmaceutical and surgical products and for procedures performed using our surgical medical device products from third-party payers. Reductions in the prices for our products in response to these trends could reduce our profits.

Federal, state and non-U.S. laws pertaining to healthcare fraud and abuse could materially adversely affect our business and results of operations. Certain of our businesses are subject to various federal, state and non-U.S. laws pertaining to healthcare fraud and abuse, including anti-kickback laws and physician self-referral laws. Violations of these laws are punishable by criminal and civil sanctions, including, in some instances, exclusion from participation in government healthcare programs, including, in the United States, Medicare, Medicaid, Veterans Administration health programs and TRICARE. Such laws and regulations are complex and far-reaching in nature, and, as a result, there can be no assurance that we would not be required in the future to further alter one or more of our practices to be in compliance with these laws. Any violations of these laws or regulations could result in a material adverse effect on our business, financial condition and results of operations. In addition, if there is a change in law, regulation, administrative or judicial interpretation, which renders our practices noncompliant, we may have to change our business practices or our existing business practices could be challenged as unlawful, which could have a material adverse effect on our business, financial condition and results of operations.

Healthcare initiatives and other cost-containment pressures could cause us to sell our products at lower prices, resulting in less revenue to us. Government and private sector initiatives to manage healthcare costs, including price regulation and competitive pricing, are continuing in many countries and regions where we do business, including the United States and Europe. Federal and state programs that reimburse at typically predetermined fixed rates, interpretations of policy and governmental funding restrictions, and legislative proposals restricting payment increases to hospitals and other providers through reimbursement systems, may all decrease or otherwise limit amounts available through reimbursement. We are not able to predict whether new legislation or changes to existing legislation will take effect, whether other changes will be made in the rates prescribed by these governmental programs or, if they are made, what effect that they could have on our business. However, approved governmental rate changes could have a material adverse effect on us, including our prospects for future sales of our products.

Economic conditions and price competition may cause sales of our products used in elective surgical procedures to decline and reduce our profitability. Sales of products used in elective surgical procedures, such as laser refractive surgery, have been and may continue to be adversely impacted by economic conditions. Generally, the costs of elective surgical procedures are borne by individuals without reimbursement from their medical insurance providers or government programs. Accordingly, individuals may be less willing to incur the costs of these procedures in weak or uncertain economic conditions and there may be a decline in the number of these procedures. Sales of our laser refractive surgical equipment and disposable products used in laser refractive surgery have come under pressure during periods of economic uncertainty. A softening in demand for laser refractive surgery could impact us by reducing our profits if customers with whom we have placed laser refractive surgical equipment are unable to make required payments to us.

If we fail to maintain our relationships with healthcare providers, including ophthalmologists, optometrists, opticians, hospitals, ambulatory surgical centers, corporate optometry chains and group purchasing organizations, customers may not buy our products and our revenue and profitability may decline. We market our products to numerous healthcare providers, including eye care professionals, public and private hospitals, ambulatory surgical centers, corporate optometry chains and group purchasing organizations. We have developed and strive to maintain close relationships with members of each of these groups who assist in product research and development and advise us on how to satisfy the full range of surgeon and patient needs. We rely on these groups to recommend our products to their patients and to other members of their organizations. The failure of our existing products and any new products we may introduce to retain the support of these various groups could have a material adverse effect on our business, financial condition and results of operations.

The majority of our business is conducted outside the United States, subjecting us to additional business risks, including increased costs, market and currency fluctuations, business interruption and changing demands, all of which may result in fluctuations and declines in our sales and profits. The exchange rates between local currencies of countries in which we do business and the U.S. dollar may fluctuate substantially. In addition, we are exposed to transaction risk because some of our expenses are incurred in a different currency from the currency in which our revenues are received. Fluctuations in the value of the U.S. dollar against other currencies have had in the past, and may have in the future, an adverse effect on our operating margins and profitability. Economic, social and political conditions, laws, practices and local customs vary widely among the countries in which we sell our products. Our operations outside the United States are subject to a number of risks and potential costs, including lower product margins, less stringent protection of intellectual property and economic, political and social uncertainty in countries in which we operate, especially in emerging markets. Our continued success as a global company depends, in part, on our ability to develop and implement policies and strategies that are effective in anticipating and managing these and other risks in the countries where we do business. These and other risks may have a material adverse effect on our operations in any particular country and on our business as a whole.

Our international operations are, and will continue to be, subject to a number of further risks and potential costs, including:

•             unexpected changes in foreign regulatory requirements;

•             differing local product preferences and product requirements;

•             political and economic instability;

•             changes in foreign medical reimbursement and coverage policies and programs;

•             diminished protection of intellectual property in some countries outside the United States;

•             trade protection measures and import or export licensing requirements;

•             potential tax costs associated with repatriating cash from our non-U.S. subsidiaries;

•             difficulty in staffing and managing foreign operations;

•             differing labor regulations; and

•             potentially negative consequences from changes in tax laws.

Any of these factors may, individually or as a group, have a material adverse effect on our business and results of operations.

If we were to experience an interruption of our manufacturing operations, our business, financial condition and operating results would be materially harmed. Any prolonged disruption in the operation of our manufacturing facilities or those of our third party manufacturers, whether due to technical, labor or other difficulties, contamination, destruction of or damage to any facility or other reasons, could materially harm our business, financial condition and operating results. In 2006, the FDA completed a regulatory inspection of our Greenville, South Carolina facility and concluded that the facility was non-compliant in a number of areas. We have informed the FDA of our efforts to remedy many of the noted deficiencies, but our inability to address the FDA’s concerns with the Greenville facility, or the concerns of any regulatory agency with any of our facilities, could have an adverse impact on our performance, financial condition or operating results.

We rely on independent suppliers for raw materials and we could experience inventory shortages if we were required to use an alternative supplier on short notice. We rely on independent suppliers for key raw materials, consisting primarily of various chemicals and packaging materials. We generally use raw materials available from more than one source. However, because some products require specialized manufacturing procedures, we could experience inventory shortages if we were required to use an alternative manufacturer on short notice. A disruption in the supply of certain raw materials could disrupt production of certain of our products thereby adversely impacting our ability to market and sell such products and our ability to compete.

If we fail to attract, hire and retain qualified personnel, we may not be able to design, develop, market or sell our products or successfully manage our business. Our ability to attract new customers, retain existing customers and pursue our strategic objectives depends on the continued services of our current management, sales, product development and technical personnel and our ability to identify, attract, train and retain similar personnel. Competition for top management personnel generally, and within the health care industry specifically, is intense and we may not be able to recruit and retain the personnel we need. The loss of any one of our management personnel, or our inability to identify, attract, retain and integrate additional qualified management personnel, could make it difficult for us to manage our business successfully and pursue our strategic objectives.

Similarly, competition for skilled sales, product development and technical personnel is intense and we may not be able to recruit and retain the personnel we need. The loss of the services of any key sales, product development and technical personnel, or our inability to hire new personnel with the requisite skills, could restrict our ability to develop new products or enhance existing products in a timely manner, sell products to our customers or manage our business effectively.

We may not be able to hire or retain qualified personnel if we are unable to offer competitive salaries and benefits, or if our stock does not perform well.

(b) Risks Related to Our Financial Condition

Our indebtedness could adversely affect our financial health. We have now and expect to continue to have indebtedness that could:

•                               increase our vulnerability to general adverse economic and industry conditions;

•                               require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, research and development efforts and other general corporate purposes;

•                               limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•                               place us at a competitive disadvantage if any of our competitors have less debt;

•                               limit our ability to borrow additional funds; and

•                               make it more difficult for us to satisfy our obligations with respect to our debt, including our obligation to repay amounts borrowed under our credit facilities or repurchase outstanding public debentures under certain circumstances.

Our credit facilities contain representations, warranties and covenants which if breached could lead to an event of default and could, thereby, accelerate payment of our debt. In addition, our credit facilities contain financial and other restrictive covenants that could limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt.

We have obtained waivers under certain of our bank facilities and with respect to our public debt. Primarily, these waivers are related to our inability to file timely periodic reports with the SEC.  If, prior to the expiration date of the waivers, we are not able to address all of the events, such as the filing of certain periodic reports for the periods prior to April 30, 2007, then that would, without the waivers or additional waivers, constitute an event of default, and our public debt and our bank debt could be accelerated unless we obtain further waivers.

We are vulnerable to interest rate risk with respect to our debt. We are subject to interest rate risk in connection with the issuance of debt. In order to maintain our desired mix of fixed-rate and variable-rate debt, we may from time to time use interest rate swap agreements and exchange fixed-rate and variable-rate interest payment obligations over the lives of the arrangements, without exchange of the underlying principal amounts. We may not be successful in structuring such swap agreements to effectively manage our risks, which could adversely affect our business, earnings and financial condition.

The market price of our common stock has been volatile and may continue to be volatile, and the value of any investment may decline. We have experienced and may continue to experience market volatility that has caused and may cause wide fluctuations in the price of our common stock. The market price may fluctuate in response to many factors including:

•             our business performance and financial results;

•             changes in our markets;

•             pending and threatened litigation against us;

•             the recall of MoistureLoc from the market;

•             our restatement of financial statements for prior periods;

•             the Audit Committee’s and/or other Company investigations; and

•             our assessment of our internal control over financial reporting.

We incur substantial costs with respect to pension benefits and providing healthcare for our employees. Our estimates of liabilities and expenses for pensions and other post-retirement healthcare benefits require the use of assumptions. They include the rate used to discount the future estimated liability, the rate of return on plan assets and several assumptions relating to the employee workforce (salary increases, medical costs, retirement age and mortality). Actual results may differ which may have a material adverse effect on future results of operations, liquidity or shareholders’ equity. In addition, rising healthcare and retirement benefit costs in the United States may put us under significant cost pressure as compared to our competitors, if they can provide the benefits at lower costs.

Changes in accounting may affect our reported earnings and operating income. Generally accepted accounting principles and accompanying pronouncements, implementation guidelines and interpretations for many aspects of our business, such as revenue recognition, accounting for financial instruments, treatment of goodwill or amortizable intangible assets, and accounting for income taxes are highly complex and involve judgments. Changes in these rules, their interpretation, or changes in our products or business could significantly change our reported earnings and operating income and could add significant volatility to those measures, without a comparable underlying change in cash flow from operations.

Catastrophic events may disrupt our business. We have operations and facilities which sell and distribute our products in many parts of the world. Natural events (such as a hurricane or major earthquake), terrorist attack or other catastrophic events could cause delays in developing, manufacturing or selling our products. Such events that occur in major markets where we sell our products could reduce the need for our products in those areas and, as a result impact our sales into those markets. In either case, any such disruption could have a material adverse effect on our business.

Acquisitions and joint ventures may have an adverse effect on our business. We expect to continue making acquisitions or entering into joint ventures as part of our long-term business strategy. For example, in 2005 we acquired a 70-percent controlling interest in Freda in order to gain additional access to markets in China. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and an increase in amortization and/or write-offs of other intangible assets and goodwill, which could have a material adverse effect upon our business, financial condition and results of operations. Risks we could face with respect to acquisitions include, among others:

•                               difficulties in the integration of the operations, technologies, products and personnel of the acquired company and establishment of appropriate accounting controls and reporting procedures and other regulatory compliance procedures;

•                               risks of entering markets in which we have no or limited prior experience;

•                               potential loss of employees;

•                               an inability to identify and consummate future acquisitions on favorable terms or at all;

•                               diversion of management’s attention away from other business concerns;

•                               expenses of any unknown or potential liabilities of the acquired company;

•                               expenses, including restructuring expenses, to shut-down our own locations and/or terminate our employees;

•                               dilution of earnings per share; and

•                               risks inherent in accounting allocations and consequences thereof.

We are in the process of upgrading certain of our management information systems and we cannot ensure that there will not be associated excessive costs or disruption of our business. We have implemented a global management information system at several of our locations and are in the process of implementing that system for most of our businesses worldwide. Many other companies have had significant problems with computer system implementations of this nature and scope. We are using a controlled project plan, and we believe we have assigned adequate staffing and other resources to the project to ensure its successful implementation. However, we cannot provide assurance that the design will meet our current and future business needs or that it will operate as designed. We are heavily dependent on such computer systems, and any failure or delay in the system implementation would cause a substantial interruption to our business, additional expense and loss of sales, customers and profits.

The spending to address the MoistureLoc recall, our investigations and consent solicitations and bank waiver matters could negatively affect our financial performance. Our announced recall of MoistureLoc will result in lost revenues and expenses associated with taking product returns and rebuilding the lens care and non-lens care brands, and has resulted in and may continue to result in market share loss in the lens care category and, potentially, the non-lens care categories. In addition, we anticipate that higher than normal spending in several areas associated with recent events will negatively impact financial performance. These include, without limitation, (1) higher selling, administrative and general expenses which reflect recall and legal expenses associated with the MoistureLoc situation and pending product liability and shareholder lawsuits, increased marketing expense to support brand rebuilding activities, and professional fees associated with the independent investigations and expanded year-end audit procedures, and (2) higher net financing expenses, which include the write-off of debt issuance costs and the consent and waiver fees associated with the consent solicitation and tender offer we completed on June 2, 2006, the consent solicitation completed on September 28, 2006 and the several bank waivers obtained in November 2005 and February, May, August, December 2006 and January 2007.

Lens care is the most profitable of our five product categories, and a significant portion of our lens care sales have historically been generated in the United States. As a result, it is anticipated that (1) our U.S. operations will be unprofitable in 2006 and likely beyond, and (2) that no tax benefit will be recorded on U.S. operations as a result of the determination of the need for a valuation allowance that was recorded in 2005 on deferred tax assets, as reported in the August 8-K.

Our 2006 cash flow from operating activities has been negatively impacted by the outflows associated with the MoistureLoc recall, as well as the cost of the investigations and brand rebuilding expenditures. We anticipate that 2006 operating cash flows will be essentially offset by capital expenditures, reflecting costs associated with completing the installation of manufacturing equipment for PureVision contact lenses and expanding our main R&D facility in Rochester, New York.

We have made certain assumptions and could experience other risks concerning our financial performance. Our financial performance could be adversely impacted if any of our assumptions are incorrect or if we actually experience any of the risks concerning our financial performance that we have identified. Additional specific assumptions and risk factors that could or will impact full year 2007 performance include (1) as it relates to marketing and selling of our products, no significant changes in the competitive landscape; return of our ReNu MultiPlus and ReNu MPS contact lens care products to the Singapore and Hong Kong markets; success of brand rebuilding initiatives, with particular emphasis on Asia, given direct and collateral product line impacts of the MoistureLoc withdrawal in these markets; successful and timely introduction of new products, particularly in our cataract business and in the geographic expansion of contact lens products; lack of further negative price impact from changes in government pricing and reimbursement of our products, including with respect to pharmaceuticals products in Europe; and (2) as it relates to expenses of the business, historical normal expense and spending rates, with moderate increases in actual expenses over prior years; no unusual expense items related to impairment or accelerated depreciation of tangible or intangible assets of the Company; no unusual additional severance or other restructuring expenses associated with changes in our business structure; no unusual additional expenses resulting from investigations or additional review procedures with respect to matters other than those presently outstanding; and no significant settlement of, or judgments adverse to us in contested matters.

(c) Risks Related to Litigation, Actions, Claims, Investigations, Internal Control Deficiencies, the Restatement of our Financial Statements, the Delay in Filing Our Periodic Reports and Intellectual Property

Unfavorable results in pending and future claims and litigation matters as well as the outcome of pending or future investigations could have an adverse impact on us. We have been named as a party in various lawsuits and are aware of the filing of others. We have identified pending material litigation to which we are a party (or to which our current and certain former officers and directors are parties). See “Pending Litigation” for further discussion. In some cases, certain present and former officers and directors have also been named as parties in the actions. While we intend to vigorously defend ourselves in these actions, we could be required to pay judgments or settlements in connection with these matters and they could otherwise have a material adverse effect on our business, results of operations, financial condition and liquidity.

We may not have sufficient insurance to cover our liability in our pending litigation claims and future claims either due to coverage limits or as a result of insurance carriers seeking to deny coverage of such claims, which in either case could have a material adverse effect on our business and financial condition. We maintain third party insurance coverage against various liability risks, including securities, shareholder derivative, ERISA, and product liability claims, as well as other claims that form the basis of litigation matters pending against us. While we believe these arrangements are an effective way to ensure against liability risks, the potential liabilities associated with the litigation matters pending against us, or that could arise in the future, could exceed the coverage provided by such arrangements. In addition, our insurance carriers have sought or may seek to rescind or deny coverage with respect to completed investigations or pending or future investigations and actions. If we do not have sufficient coverage under our policies, or if the insurance companies are successful in rescinding or denying coverage to us, our business, results of operations and financial condition may be materially adversely affected.

Our potential indemnification obligations and limitations of our director and officer liability insurance could have a material adverse effect on our business, results of operations and financial condition. Certain of our present and former directors, officers and employees are the subject of lawsuits. Under New York law and our bylaws, we may have an obligation to indemnify our current and former directors, officers and employees in relation to completed investigations or pending and/or future investigations and actions. Indemnification payments that we make may have a material adverse effect on our business, results of operations and financial condition to the extent insurance does not cover our costs. The insurance carriers that provide our directors’ and officers’ liability policies have sought or may seek to rescind or deny coverage with respect to those completed investigations or pending and future investigations and actions, or we may not have sufficient coverage under such policies. If the insurance companies are successful in rescinding or denying coverage to us and/or some of our current directors, officers and employees, or if we do not have sufficient coverage under our policies, our business, results of operations and financial condition may be materially adversely affected.

Our potential liability relating to a Notice of Final Partnership Administrative Adjustment from the Internal Revenue Service could have a material adverse effect on our financial results. On May 12, 2006, we received a Notice of Final Partnership Administrative Adjustment from the Internal Revenue Service relating to partnership tax periods ended June 4, 1999 and December 25, 1999, for Wilmington Partners L.P. (Wilmington), a partnership formed in 1993 in which the majority of partnership interests are held by certain of our subsidiaries. The Final Partnership Administrative Adjustment (FPAA) proposes adjustments increasing the ordinary income reported by Wilmington for its December 25, 1999 tax year by a total of $10 million, and increasing long term capital gain reported by Wilmington for that tax year by $190 million. The FPAA also proposes a $550 million negative adjustment to Wilmington’s basis in a financial asset contributed to it by one of its partners in 1993; this adjustment would also affect the basis of that partner — one of our subsidiaries — in its partnership interest in Wilmington. The asserted adjustments could, if sustained in full, increase the tax liabilities of the partnership’s partners for the associated tax periods by more than $200 million, plus penalties and interest. We have not made any financial provision for the asserted additional taxes, penalties or interest as we believe the asserted adjustments are not probable and estimable. Since 1999, our consolidated financial statements have included a deferred tax liability relating to the partnership. As of December 31, 2005, this deferred tax liability equaled $157 million. This deferred tax liability is currently reducing net deferred tax assets for which a valuation allowance has been recorded as of December 31, 2005.

On August 7, 2006, we made a petition to the U.S. Tax Court to challenge the asserted adjustments. Internal Revenue Service’s answer was filed on October 4, 2006, and we initiated a motion to strike portions of the answer on November 1, 2006. We believe we have numerous substantive and procedural tax law arguments to dispute the adjustments. Tax, penalties and interest cannot be assessed until a Tax Court determination is made, and an assessment, if any, would likely not be made until some time after 2007. While we intend to vigorously defend against the asserted adjustments, our failure to succeed in such a defense could significantly increase the liability of the partnership’s partners for taxes, plus interest and penalties, which in turn would have a material adverse effect on our financial results and cash flows.

Material weaknesses in our internal control over financial reporting. Effective internal control over financial reporting is necessary for compliance with the Sarbanes-Oxley Act of 2002 and appropriate financial reporting. Management is responsible for establishing and maintaining adequate internal control over financial reporting. As discussed in the November 9th 12b-25, we continue to assess our internal control over financial reporting to assess material weaknesses and some material weaknesses have already been identified.  While we have not completed its 2006 internal control evaluation, it is expected that we will report one or more material weaknesses in internal control over financial reporting for 2006 when we file our 2006 Form 10-K.

We may face risks related to the recent restatement of our financial statements. We have announced that we will be restating financial statements made for certain prior periods.  Companies that restate their financial statements sometimes face litigation claims, some of which we have already been made aware, and/or SEC proceedings following such a restatement. We could face monetary judgments, penalties or other sanctions which could adversely affect our financial condition and could cause our stock price to decline.

We expect to continue to incur significant expenses related to our internal control over financial reporting and the preparation of our financial statements. We have devoted substantial internal and external resources to the completion of the restatement and our financial statements for the year ended December 31, 2005. As a result of these efforts, along with efforts to complete our assessment of internal control over financial reporting as of December 31, 2005, as required by Section 404 of the Sarbanes-Oxley Act of 2002, we have incurred and expect that we will continue to incur significant incremental fees and expenses for additional auditor services, financial and other consulting services, legal services and consent waivers. While we do not expect fees and expenses relating to the preparation of our financial results in 2007 and future years to be as high as 2005 and 2006, we expect that these fees and expenses will remain significantly higher than historical fees and expenses in this category for the next several quarters. These expenses, as well as the substantial time devoted by our management towards addressing these weaknesses, could have a material adverse effect on our financial condition, results of operations and cash flows.

We have postponed the filing of our 2005 Form 10-K and of our Quarterly Reports on Form 10-Q for the quarters ended September 24, 2005, April 1, 2006, July 1, 2006 and September 30, 2006. As a result, we do not have current financial information available and will be limited in our ability to register our securities for offer and sale until we are deemed a current filer with the SEC. Because we have not made certain periodic reports, there is a lack of current publicly available financial information concerning the Company. Investors must evaluate certain decisions with respect to our securities in light of the lack of current financial information. We are not in a position to predict at what date current financial information will be available. Accordingly, any investment in our securities involves a high degree of risk. Until current periodic reports and financial statements are filed, we will be precluded from registering our securities with the SEC for offer and sale. This precludes us from raising debt or equity financing in the public markets and will limit our ability to use stock options and other equity-based awards to attract, retain and provide incentives to our employees.

As a result of the delays in filing our periodic reports, we required certain waivers regarding the delivery of financial statements and related matters under financing arrangements for our public and bank debt. We may require additional waivers in the future, particularly if we are unable to meet the deadlines for delivery of our delayed quarterly financial statements. Failure to obtain waivers could have a material adverse effect on our business, liquidity and financial condition. We have previously obtained certain waivers and may continue to seek additional waivers under our bank loan agreements. The waivers waive certain potential breaches of representations and covenants under our indenture or bank loan agreements and establish the extended deadlines for the delivery of certain financial reports. Our current waivers under the bank loan agreements expire on April 30, 2007 or earlier if our securities are delisted from the NYSE. While the waivers under the bank loan agreements and under the Indentures, if the Proposed Amendments and Waiver are approved, waive the requirement under those instruments to file the delayed quarterly reports for 2005 and 2006 upon the filing of the 2005 Form 10-K and 2006 Form 10-K, respectively, we may seek additional waivers under the Indentures to provide the delayed quarterly reports if we determine it is necessary.  Also, we may seek waivers, as necessary, to permit us to provide our 2007 quarterly financial statements if we are unable to meet this obligation within the deadlines prescribed by the Indentures and bank loan agreements.

Under the Indenture and certain of our bank loan agreements, the trustee or lenders have the right to notify us if they believe we have breached a representation or covenant under the operative debt instruments and may declare an event of default. If one or more notices of default were to be given, we believe we would have various periods in which to cure such events of default or obtain necessary waivers. If we do not cure the events of default or obtain necessary waivers within the required time periods or certain extended time periods, the maturity of some of our debt could be accelerated and our ability to incur additional indebtedness could be restricted. Moreover, defaults under Indenture and bank loan agreements could trigger cross-default provisions under those and other arrangements. There can be no assurance that any additional waivers will be received on a timely basis, if at all, or that any waivers obtained, including the waivers we have already obtained, will extend for a sufficient period of time to avoid an acceleration event, an event of default or other restrictions on our business operations. The failure to obtain such waivers could have a material adverse effect on our business, liquidity and financial condition.

The delay in filing our 2005 Form 10-K with the SEC and any failure to satisfy other NYSE listing requirements could cause the NYSE to commence suspension or delisting procedures with respect to our common stock. As a result of the delay in filing our 2005 Form 10-K, we are in breach of certain continued listing requirements of the NYSE. We had received from the NYSE an additional period in which to trade our securities until March 1, 2007 in order for us to file our 2005 Form 10-K before that date.  We may seek a final extension for trading through April 2, 2007.  Any other failure to satisfy NYSE listing requirements, if not waived by the NYSE, could cause the NYSE to commence suspension or delisting procedures with respect to our common stock. The commencement of any suspension or delisting procedures by the NYSE remains, at all times, at the discretion of the NYSE and would be publicly announced by the NYSE. The delisting of our common stock from the NYSE may have a material adverse effect on us by, among other things, limiting:

•                               the liquidity of our common stock;

•                               the market price of our common stock;

•                               the number of institutional and other investors that will consider investing in our common stock;

•                               the availability of information concerning the trading prices and volume of our common stock;

•                               the number of broker-dealers willing to execute trades in shares of our common stock; and

•                               our ability to obtain equity financing for the continuation of our operations.

We depend on proprietary technologies, and may not be able to protect our intellectual property rights adequately. We rely on a combination of contractual provisions, confidentiality procedures and patent, trademark, copyright and trade secrecy laws to protect the proprietary aspects of our technology. These legal measures afford limited protection and may not prevent our competitors from gaining access to our intellectual property and proprietary information. Any of our patents may be challenged, invalidated, circumvented or rendered unenforceable. Furthermore, we cannot ensure that any pending patent application held by us will result in an issued patent, or that if patents are issued to us, such patents will provide meaningful protection against competitors or competitive technologies. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense, may reduce our profits and may not adequately protect our intellectual property rights. In addition, we may be exposed to future litigation by third parties based on claims that our products infringe their intellectual property rights. Any litigation or claims against us, whether or not successful, could result in substantial costs and harm our reputation. In addition, intellectual property litigation or claims could force us to do one or more of the following:

•                               cease selling or using any of our products that incorporate the challenged intellectual property, which would adversely affect our revenue;

•                               obtain a license from the holder of the intellectual property right alleged to have been infringed, which license may not be available on reasonable terms, if at all; and

•                               redesign or, in the case of trademark claims, rename our products to avoid infringing the intellectual property rights of third parties, which may not be possible and could be costly and time-consuming if it is possible to do so.

We may license technology from third parties as part of our efforts to develop new products or improve existing products. There can be no assurance that technology, compounds, concepts or other materials that we license will allow us to develop new products or make improvements to existing products, or will result in products available for commercial sale. The failure of licensing arrangements to create new products or make improvements could have a material adverse effect on our business.

Our products could be subject to claims of infringement. Our competitors and others in both the United States and foreign countries, may have applied for or obtained, or may in the future apply for and obtain, patents that will prevent, limit or otherwise interfere with our ability to make and sell our existing and planned products. Claims that our products infringe the proprietary rights of others often are not asserted until after commencement of commercial sales incorporating our technology.

Significant litigation regarding intellectual property rights exists in our industry. Third parties have made, and it is possible that they will make in the future, claims of infringement against us or our contract manufacturers in connection with their use of our technology. Any claims, even those without merit, could:

•                               be expensive and time consuming to defend;

•                               cause us to cease making, licensing or using products that incorporate the challenged intellectual property;

•                               require us to redesign or reengineer our products, if feasible;

•                               divert management’s attention and resources; or

•                               require us to enter into royalty or licensing agreements in order to obtain the right to use a necessary product, component or process.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us or our contract manufacturers in connection with the use of our technology, in particular if we are unable to manufacture or sell any of our planned products in any major market, could adversely affect our business.

(d) Risks Related to Regulatory Matters

We are subject to extensive government regulation that increases our costs and could prevent us from selling our products. The research, development, testing, manufacturing and marketing of our products are subject to extensive governmental regulations. Government regulations include inspection of and controls over testing and manufacturing; safety and environmental controls; efficacy; labeling; advertising and promotion; requirements for record keeping, including for various electronic records and electronic signature programs; and regulation of the sale and distribution of pharmaceutical and medical device products and samples. We are also subject to government regulation with respect to the prices we charge and the rebates we offer to customers. Government regulation substantially increases the cost of developing, manufacturing and selling our products.

In the United States, we must obtain approval from the FDA for each pharmaceutical product that we market and FDA approval or clearance for each medical device that we market. The FDA approval process is typically lengthy and expensive, and approval is never certain. Products distributed outside the United States are also subject to government regulation, which may be equally or more demanding than in the United States. Our new products could take a significantly longer time than we expect to gain regulatory approval or may never gain approval. If a regulatory authority delays approval of a potentially significant product, our market value and operating results may decline, which could have a material adverse effect on our business, operations or financial condition. Even if the FDA or another regulatory agency approves a product, the approval may limit its indicated uses, may otherwise limit our ability to promote, sell and distribute it or may require post-marketing studies.

Currently, we are actively pursuing approval for a number of products from regulatory authorities in a number of countries, including, among others, the United States, countries in the European Union and certain countries in Asia. The clinical trials required to obtain such approvals are complex and expensive and their outcomes are uncertain. We incur substantial expense for, and devote significant time to, clinical trials, yet cannot be certain that the trials will ever result in the commercial sale of a product. Positive results from preclinical studies and early clinical trials do not ensure positive results in later clinical trials that form the basis of an application for regulatory approval. We may suffer significant setbacks in clinical trials, even after earlier clinical trials show promising results. Any of our products may produce undesirable side effects that could cause us or regulatory authorities to interrupt, delay or halt clinical trials of a pharmaceutical or medical device candidate or rescind its regulatory approval, even after the product is in the market. We, the FDA or another regulatory authority may suspend or terminate clinical trials at any time if we or they believe the trial participants face unacceptable health risks. Noncompliance with applicable regulatory requirements can result in fines, injunctions, penalties, mandatory recalls or seizures, suspensions of production, denial or withdrawal of pre-marketing approvals, or recommendations by the regulatory body against governmental contracts and criminal prosecution, each of which could have a material adverse effect on our business, operations or financial condition.

The FDA and other regulatory agencies also inspect facilities at which we manufacture our products. Failure to meet FDA and other regulations could result in penalties being assessed against us or, in extreme cases, result in the closure of a facility. For example, the FDA recently cited our Greenville, South Carolina facility, where we manufacture lens care products, for a number of non-compliant issues. While we have mechanisms in place to monitor compliance, we cannot ensure that the FDA or other regulatory agencies will not find indications of non-compliance. Fines or other enforcement responses could have a material adverse effect on our business, operations or financial condition.

Our development and marketing of products may fail or be delayed by many factors relative to the requirements for product approval, including, for example, the following:

•                               inability to attract clinical investigators for trials;

•                               inability to recruit patients at the expected rate;

•                               failure of the trials to demonstrate a product’s safety or efficacy;

•                               unavailability of FDA or other regulatory agencies’ accelerated approval processes;

•                               inability to follow patients adequately after treatment;

•                               changes in the design or formulation of a product;

•                               inability to manufacture sufficient quantities of materials to use for clinical trials;

•                               unforeseen governmental or regulatory delays;

•                               failure of manufacturing facilities to meet regulatory requirements; or

•                               failure of clinical trial management, oversight or implementation to meet regulatory requirements.

Any such failure or delay, or the impact of a failure or delay, could have a material adverse effect on our business, operations or financial condition.

We have undertaken, and may in the future implement, a product recall or voluntary market withdrawal, or could be required by a governmental authority to do so, and could be exposed to significant product liability claims; we may have to pay significant amounts to those harmed and may suffer from adverse publicity as a result. The manufacturing and marketing of pharmaceuticals, medical devices and surgical equipment and instruments involve an inherent risk that our products may prove to be defective and cause a health risk. In that event, we may voluntarily implement a recall or market withdrawal or may be required to do so by a regulatory authority. In the past, we have recalled products, such as our MoistureLoc product, voluntarily and we have been required to withdraw products by regulatory authorities and, based on this experience, believe that the occurrence of a recall could result in significant costs to us, potential disruptions in the supply of our products to our customers and adverse publicity, all of which could harm our ability to market our products. A recall of one of our products or a product manufactured by another manufacturer could impair sales of other similar products we market as a result of confusion concerning the scope of the recall. In the event of such actions, we have worked actively with regulatory authorities to coordinate our response and to ensure the health and safety of our customers. We currently rely on a combination of self-insurance and third-party insurance to cover potential product liability exposure. The combination of our insurance coverage, cash flows and reserves may not be adequate to satisfy product liabilities we may incur in the future. Even meritless claims could subject us to adverse publicity, hinder us from securing insurance coverage in the future and require us to incur significant legal fees. Successful product liability claims could have a material adverse effect on our financial condition.

Our worldwide voluntary withdrawal of our ReNu with MoistureLoc product has had an adverse effect on our business, which could continue longer than previously estimated, even permanently. On May 15, 2006, we announced a worldwide voluntary recall of MoistureLoc  lens care solution. Our decision was made following an investigation into an increase in fungal infections among contact lens wearers in the United States and certain Asian markets. We have incurred and can be expected to incur substantial costs in connection with the withdrawal of this product, associated investigations, and commercial actions and related legal actions brought against us. Our financial condition has been and will be negatively affected by the impact of sales returns and coupon redemptions estimated with the MoistureLoc recall. Lost MoistureLoc revenues combined with lower revenues for other lens care products, reflecting market share losses caused by trade consumer uncertainty resulting from our investigations into the outbreak of fungal infections among contact lens wearers and subsequent market withdrawal of MoistureLoc, will have an impact on our financial condition. There has been, to date, and could continue to be a negative effect on our non-lens care product categories, primarily in Asia, as a result of the MoistureLoc recall. There can be no assurances that these impacts will not continue in the future. While we intend to vigorously defend ourselves in these actions, as a result of this withdrawal, we have been, and may be in the future, named as a party to claims, lawsuits and other actions that could result in liability exposure, including liability exposure as to which the Company’s third party product liability insurance is inadequate, insufficient or unavailable. Any judgments, settlements or awards of damages could have an adverse effect on our business, earnings and financial condition.

Our activities involve hazardous materials and emissions and may subject us to environmental liability. Our manufacturing, research and development practices involve the controlled use of hazardous materials. We are subject to federal, state and local laws and regulations in the various jurisdictions in which we have operations governing the use, manufacturing, storage, handling and disposal of these materials and certain waste products. Although we believe that our safety and environmental procedures for handling and disposing of these materials comply with legally prescribed standards, we cannot completely eliminate the risk of accidental contamination or injury from these materials. We may also be liable for actions of previous owners on properties we acquire. Remedial environmental actions could require us to incur substantial unexpected costs which would materially and adversely affect our results of operations. If we were involved in a major environmental accident or found to be in substantial non-compliance with applicable environmental laws, we could be held liable for damages or penalized with fines.

We may incur increased costs or suffer competitive disadvantage as a result of recently enacted and proposed changes in laws and regulations. Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules implemented or proposed by the SEC and by the NYSE, have resulted in and are expected to continue to result in increased costs to us as a public company. The new rules could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional costs we may incur or the timing of such costs.

Federal Income Tax Consequences of Consent Fee.  Generally, the receipt of the Consent Fee by a holder of the Securities will only result in a “deemed exchange” of the Securities for new securities if there is a significant modification of the outstanding debt security, including a change in the yield. It is likely that our 6.95% Senior Notes due 2007 and our 5.90% Senior Notes due 2008 may be deemed exchanged for new notes.  Although it is not free from doubt, if the new notes are treated as “securities” under the federal income tax laws and if the deemed exchange is treated as a tax-free recapitalization, the holder should have no gain or loss or change in its basis in such Securities.  The applicable rules are complex and holders of Securities should consult their tax advisors regarding the possible federal income tax effects of the Consent Fee.  See “Certain U.S. Federal Income Tax Consequences.”

THE INDENTURES

Section 704 of the Original Indenture, which forms a portion of each of the Indentures, requires us to file with the Trustee the reports we are required to file with the SEC pursuant to Sections 13 and 15 of the Exchange Act.  Section 1004 of the Indenture requires us to file with the Trustee, within 120 days after the end of each fiscal year, a written statement regarding compliance with the obligations under the Indenture, and, if a default shall have occurred under the Indenture, describing all such defaults of which our officers have knowledge and their status.

THE PROPOSED AMENDMENTS AND WAIVER

The Proposed Amendments

The Indentures provide that the Trustee and the Company may enter into a Supplemental Indenture amending provisions of each of the Indentures with respect to a series of Securities with the written consent of holders of a majority in principal amount of the outstanding Securities issued under such Indenture.  Consequently, we are soliciting Consents from Holders of each series of Securities.  The Proposed Amendments set forth below only amend the Indentures with respect to a series of Securities for which the Requisite Consents are received, and are not intended to amend or modify the Original Indenture other than with respect to that series of Securities.

Certain Definitions: The following defined terms would be added to the Securities Indenture:

“Consent Fee” means the payment defined as such with respect to the Securities in the Solicitation Documents.

“Covenant Reversion Date” means 5:30 p.m., New York City time, on the earlier of (i) the Business Day following our failure to pay the Consent Fee, if due, for the Securities in accordance with the Solicitation Documents, and (ii) April 30, 2007.

“Solicitation Documents” means the Consent Solicitation Statement, dated as of January 30, 2007, and the related Consent Form, each as may be amended and supplemented from time to time.

Text of the Amendments to Indentures: Below is the text of the relevant provisions from the Indenture, substantially as it currently exists not taking into account the amendments creating a covenant reversion date of January 31, 2007, along with the form of the Proposed Amendments to the provisions marked to show changes from the current provisions of each Indenture.  Text that is added to the Indentures by the form of the Proposed Amendment is underlined.  We reserve the right to change the actual language of the Proposed Amendments, provided that such change does not materially alter the purpose or substance of the Proposed Amendments as described in this Statement.

Section 704:         Reports by Company.

The Company shall, except as otherwise provided in this Section 704, file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.  Notwithstanding any other provision of this Section 704 or this Indenture, the documents and reports referred to in this Section 704 that the Company would have been required to file with the Commission or the Trustee on any date on or before the Covenant Reversion Date but for this sentence will not be required to be filed the Company until the Covenant Reversion Date and the filing by the Company of its Annual Report on Form 10-K for December 31, 2005 and of its Annual Report on Form 10-K for December 30, 2006, shall fully satisfy the requirement to file reports for any periods prior to December 31, 2005 and December 30, 2006, respectively.

Section 1004:       Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.  Notwithstanding any other provision of this Section 1004 or this Indenture, the Company will have no obligation to deliver an Officer’s Certificate, as referred to in the preceding sentence, relating to the breach of a covenant contained in Sections 704 or 1004 of this Indenture that occurred prior to the Covenant Reversion Date.

Section 501:         Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)           default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3)           default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4)           except as otherwise provided in this Section 501, default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

*                               *                               *

Notwithstanding any of the foregoing, the failure of the Company to comply with Sections 704 and 1004 of this Indenture, or §314 of the Trust Indenture Act, before 5:30 p.m., New York City time on the Covenant Reversion Date shall not constitute an Event of Default under clause (4) above.

The Proposed Waiver

Section 513 of the Indentures provides that Holders of a majority in aggregate principal amount of the relevant issue of Securities then outstanding may waive any past default and its consequences on behalf of Holders of all the Securities of the relevant issue (except with respect to certain specified defaults).  The Consent Form includes a waiver of any defaults under the Indentures occurring before the effectiveness of the Proposed Amendments.  Each Holder that executes a Consent Form will be deemed to have waived all defaults with respect to any breaches of these Sections in accordance with Section 513, as the case may be, of the Indentures and any defaults that shall have occurred with respect to this section before the effectiveness of the Proposed Amendment will be deemed to have been cured for all purposes.

THE SOLICITATION

$133,195,000 6.95% Notes due 2007 (CUSIP No. 071707AH6)
$50,000,000 5.90% Notes due 2008 (CUSIP No. 071707AL7)
$155,902,000 2004 Senior Convertible Securities due 2023 (CUSIP No. 071707AM5)
$4,098,000 Floating Rate Convertible Senior Notes due 2023 (CUSIP No. 071707AK9)
$421,000 6.56% Medium-Term Notes, Series B due 2026 (CUSIP No. 07171JAE6)
$66,429,000 7.125% Debentures due 2028 (CUSIP No. 071707AG8)

General

We must receive the Requisite Consents of the holders of a series of Securities in order for the Proposed Amendments and Waiver to be effective with respect to that series of Securities.

As of the Record Date, the Securitiesissued and outstanding for each series were in the amount shown above.  For purposes of determining whether the requisite principal amount of each series of Securities has given Consent, any Securities owned by us, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us, will be disregarded.  As of the Record Date, neither we nor any person directly or indirectly controlled by or under direct or indirect common control with us nor, to our knowledge, any person directly or indirectly controlling us, held any Securities.  We have been informed by Citigroup Global Markets Inc. that it, or one of its affiliates, owns all of the outstanding Floating Rate Convertible Senior Notes and will give its Consent in this Solicitation.

If the Requisite Consents have been received with respect to a series of Securities, the Trustee and the Company will execute a supplemental indenture promptly following receipt of the Requisite Consents, and in compliance with the conditions contained in the relevant Indenture, and the Proposed Amendments with respect to that Indenture will become effective.  Our execution of a supplemental indenture shall not require us to pay for any Consent until the relevant Expiration Date.  If we fail to pay the Consent Fee payable with respect to any series of Securities pursuant to this Solicitation, the Proposed Amendments will cease to have any effect with respect to that series of Securities beginning on the date of such failure.

The delivery of a Consent will not affect a Holder’s right to sell or transfer any Securities, and a sale or transfer of any Securities after the Record Date will not have the effect of revoking any Consent properly given by the Holder of such Securities.  Therefore, each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Securities to which such Consent relates.  Once delivered, the Consent will be irrevocable. Failure to deliver a Consent will have the same effect as if a Holder had voted “No” to the Proposed Amendments.

Record Date

This Statement and the Consent Form (the “Solicitation Materials”) are being sent to all Holders of record on the Record Date.  Such date has been fixed as the date for the determination of Holders entitled to give Consent and receive the Consent Fee, if payable, pursuant to the Solicitation.  We reserve the right to establish, from time to time, but in all cases prior to receipt of the Requisite Consents, any new date as such Record Date with respect to any issue of Securities or any combination thereof and, thereupon, any such new date will be deemed to be the Record Date for purposes of the Solicitation for such issue or issues Securities.

Consent Fee

Assuming satisfaction of all conditions to the Solicitation, promptly following the relevant Expiration Date, we will pay the initial payment under the Consent Fee to each Holder of Securities as to which we have received and accepted a Consent prior to the relevant Expiration Date.  Monthly thereafter, on the fifth day (or, if occurring on a weekend or holiday, the first business day thereafter) of the month we will pay the additional $1.00 per $1,000 Consent Fee to the consenting Holder until the earlier of the Filing Compliance Date or the Covenant Reversion Date.

The right to receive a Consent Fee is not transferable with any Securities. The Consent Fee will not be payable for any month after a sale, assignment or other transfer of Securities held by the holder on the Record Date to the Company. We will only make payments of a Consent Fee to Holders who have properly delivered Consents that are in effect at the relevant Expiration Date pursuant to the terms hereof.  No other holder of any Securities will be entitled to receive any portion of the Consent Fee.

Interest will not accrue on or be payable with respect to any Consent Fee.

Consents with respect to a series of Securities will expire if the Requisite Consents with respect to that series have not been obtained on or before the relevant Expiration Date.

How to Consent

Holders who wish to consent to the Proposed Amendments and Waiver should deliver one or more properly completed Consent Forms signed by or on behalf of such Holder by registered mail, hand delivery, overnight courier or by facsimile or electronic transmission (with an original delivered subsequently) to the Information Agent at its address or facsimile number set forth on the back cover of this Statement in accordance with the instructions contained in this Statement and the Consent Form.  We will have the absolute right in our sole discretion to determine whether any purported Consent satisfies the requirements of the Solicitation and the relevant Indenture, and any such determination shall be final and binding on the Holder who delivered such Consent or purported Consent.  Consent Forms must be received by the Information Agent prior to the relevant Expiration Date in order to qualify for payment of the Consent Fee.

Consents will be accepted from Holders and any other person who has obtained a proxy or power of attorney from any Holder in a form reasonably acceptable to us that authorizes such other person (or person claiming title by or through such other person) to deliver a Consent with respect to any Securities on behalf of such Holder.  For purposes of the Solicitation, The Depository Trust Company (“DTC”) has authorized the direct participants in DTC (“DTC Participants”) set forth in the position listing of DTC as of the Record Date to execute Consent Forms as if they were Holders of the Securities held of record in the name of DTC or its nominee.  Accordingly, Consents will be accepted from DTC Participants.  Any beneficial owner whose Securities are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to Consent should contact the Holder of its Securities promptly and instruct such Holder to Consent on its behalf.

Each Consent Form that is properly completed, signed, delivered to and received by the Information Agent prior to the relevant Expiration Date (and accepted by us as such) will be given effect in accordance with the specifications thereof.  A Consent Form should not be delivered to us, the Trustees or the Solicitation Agents.  However, we reserve the right to accept any Consent received by us, any Trustee or the Solicitation Agents by any other reasonable means or in any form that reasonably evidences the giving of a Consent.  Under no circumstances should any person tender or deliver Securities to us, the Trustees, the Solicitation Agents or the Information Agent.

Once delivered, a Consent will be irrevocable.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Consent will be resolved by us, in our sole discretion, which resolution shall be final and binding.  We reserve the right to reject any and all Consents not validly given or any Consents, our acceptance of which could, in our opinion or the opinion of our counsel, be unlawful.  We also reserve the right to waive any defects or irregularities in the delivery of a Consent or modify the conditions to the Solicitation.  Unless waived, any defects or irregularities in connection with deliveries of Consent must be cured within such time as we determine.  None of us, the Trustees, the Solicitation Agents, the Information Agent or any other person shall be under any duty to give notification of defects, irregularities or waivers with respect to deliveries of Consent, nor shall any of them incur any liability for failure to give such notification.

If the Securities to which a Consent relates are held by two or more joint Holders, each such Holder must sign the Consent Form.  If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority so to act.  If Securities are held in different names, a separate Consent Form must be executed covering each name.

If a Consent relates to fewer than all Securities held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in integral multiples of $1,000) of such Securities to which the Consent relates.  Otherwise, the Consent will be deemed to relate to all Securities in that issue held by such Holder.  The Consent Fee will be paid only for such portion of the Securities to which a Consent relates.

Expiration Date; Extensions; Amendment

We may extend the Solicitation with respect to the Securities of one or more series from time to time.  In order to extend the Solicitation with respect to the Securities of any series, we will notify the Information Agent and the Solicitation Agents of any extension by oral or written notice and may provide a written notice to the holders of record of the Securities of such series on the next business day after the previously scheduled Expiration Date relating to such series of Securities.  Such announcements may state that we are extending the Solicitation for a specified period of time.  Failure of any Holder or beneficial owner of Securities to be so notified will not affect the extension of the Solicitation.

Notwithstanding anything to the contrary set forth in this Statement, we reserve the right at any time on or prior to the business day following the relevant Expiration Date, with respect to any series of Securities, to: (i) terminate the Solicitation for any reason, (ii) extend the Solicitation from time to time if any condition to this

Solicitation has not been met or waived, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid pursuant to the Solicitation, or (v) waive any of the conditions to the Solicitation, subject to applicable law.  If we take any of these actions, we will make a public announcement thereof.

If the Solicitation with respect to any series of Securities is amended in any material manner, or we waive or modify any material conditions to the Solicitation, we will promptly disclose such amendment, waiver or modification in a public announcement, and we may, if determined by us to be appropriate, extend the Solicitation with respect to the affected series of Securities for no less than one day, such period to be set at our discretion subject to applicable law.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the Solicitation, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by giving notice to the Information Agent and the Solicitation Agents and complying with any applicable notice provisions of the applicable Indenture.

Solicitation Agents and Information Agent

We have retained Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. to serve as our Co-Solicitation Agents in connection with the Solicitation and Global Bondholder Services Corporation as our Information Agent.  We have agreed to indemnify the Information Agent and each of the Solicitation Agents against certain liabilities and expenses.  At any time, any Solicitation Agent may trade the Securities for its own account or for the accounts of its customers and, accordingly, may have a long or short position in the Securities.  The Solicitation Agents and their respective affiliates have provided in the past, and are currently providing, other investment banking, commercial banking and/or financial advisory services to us.

We have not authorized any person (including the Information Agent and the Solicitation Agents) to give any information or make any representations in connection with the Solicitation other than as set forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustees, the Information Agent, the Solicitation Agents or any other person.

Requests for assistance in filling out and delivering Consent Forms or for additional copies of this Statement or the Consent Form may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Statement.

Fees and Expenses

We will bear the costs of the Solicitation, including the fees and expenses of the Solicitation Agents, the Solicitation Agents’ counsel and the Information Agent (other than printing and mailing expenses).  We will pay the Trustee under the applicable Indenture reasonable and customary compensation for its services in connection with the Solicitation, plus reimbursement for expenses.

Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed by the Information Agent, by application of funds provided by us, for customary mailing and handling expenses incurred by them in forwarding material to their customers.  We will pay all other fees and expenses attributable to the Solicitation and the execution of the Proposed Amendments, other than expenses incurred by Holders or beneficial owners of Securities.

Other

In connection with the Solicitation, our directors and officers and its affiliates may solicit Consents by use of the mails, personally or by telephone, fax, electronic communication or other similar methods.  Members of the Board and officers will not be specifically compensated for these services.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the Proposed Amendments and payment of the Consent Fee that may be relevant to a beneficial owner of Securities as of the Record Date.  The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion does not deal with classes of beneficial owners subject to special tax rules, and does not describe any tax consequences arising out of the laws of any state or local or foreign jurisdiction.  We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.  Accordingly, each Holder should consult its own tax advisor with regard to the Proposed Amendments and Waiver, the payment of the Consent Fee and the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

*            *            *            *            *

Any discussion of U.S. federal tax issues set forth in this Statement is written in connection with the promotion and marketing by us and the Solicitation Agents of the transactions described in this Statement.  Such discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any U.S. federal tax penalties that may be imposed on such person.  Each investor should seek advice based on its particular circumstances from an independent tax advisor.

*            *            *            *            *

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of the Securities who or which is, for U.S. federal income tax purposes:

•                   an individual who is a citizen or resident of the United States;

•                   a corporation created or organized under the laws of the United States or any state or political subdivision thereof;

•                   an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                   a trust that (a) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of the Securities who or which is not a U.S. Holder or an entity treated as a domestic or foreign partnership.

Special rules, not discussed in this Statement, may apply to persons holding Securities through entities treated as partnerships for U.S. federal income tax persons, and those persons should consult their own tax advisors in that regard.

Tax Consequences of Consenting to the Proposed Amendments and Waiver

Consent Fee.  The tax consequences of a U.S. Holder’s receipt of the Consent Fee are unclear.  We intend to treat the Consent Fee for U.S. federal income tax purposes as a fee paid to a U.S. Holder in consideration of such holder’s consent to the Proposed Amendments and Waiver.  Alternatively, the Consent Fee might be treated as a payment of additional interest on the Securities.  In either case, a U.S. Holder would recognize ordinary income in the amount of the Consent Fee received, without any reduction by any portion of a U.S. Holder’s tax basis in the Securities.

Deemed Exchange.  The tax treatment of a U.S. Holder will depend upon whether, for U.S. federal income tax purposes, the adoption of the Proposed Amendments and Waiver and the receipt of the Consent Fee constitute a “significant modification” to the Securities and, if so, whether the resulting deemed exchange (the “Deemed Exchange”) of the Securities for new securities (the “New Notes”) constitutes a tax-free recapitalization.  If neither the Proposed Amendments and Waiver nor the Consent Fee results in a significant modification with respect to the Securities, such events will not constitute a Deemed Exchange.  In that case, a U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes upon the adoption of the Proposed Amendments and should have the same adjusted tax basis and holding period in such Securities after the adoption of the Proposed Amendments that such U.S. Holder had in such Securities immediately before such adoption.

Treasury regulations specifically address whether or not the modifications to the terms of a debt instrument will result in a deemed exchange of that debt instrument for U.S. federal income tax purposes.  Generally, the modification of the terms of a debt instrument will be treated as a deemed exchange of an old debt instrument for a new debt instrument if such modification is a significant modification.  Under applicable Treasury regulations, the modification of a debt instrument generally is a significant modification only if, among other things, based on all the facts and circumstances and taking into account all modifications, other than certain specified modifications, of the debt instrument collectively, the modification effects an alteration of the legal rights and obligations under such instruments in a manner that is “economically significant.”  The regulations provide specific rules regarding whether (i) changes in yield, and (ii) the deletion or alteration of accounting or financial covenants of or with respect to a debt instrument constitute a significant modification.

The regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.  The Proposed Amendments and Waiver should be viewed as merely altering or deleting customary accounting or financial covenants and not a significant modification.

A change in the yield of a debt instrument is a significant modification under the regulations if the yield of the modified instrument (determined by taking into account any payments made to the U.S. Holder as consideration of the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or five percent of the annual yield of the unmodified instrument.  The Consent Fee will change the yield of the Securities.  For our 6.95% Senior Notes due 2007 (the “2007 Senior Notes”) and our 5.90% Senior Notes due 2008 (the “2008 Senior Notes”), the change in yield will be treated as a significant modification under the regulations and, therefore, will result in a Deemed Exchange.  For all other Securities, the change in yield will be smaller than that which would be treated as a significant modification under the regulations.

If no significant modification results, a U.S. Holder should recognize no gain or loss as a result of the U.S. Holder’s consent to the Proposed Amendments and Waiver.  If the adoption of the Proposed Amendments and Waiver and the receipt of the Consent Fee constitute a significant modification of the Securities, such events would result in a Deemed Exchange and, unless the Deemed Exchange constitutes a recapitalization, would be a taxable event for U.S. federal income tax purposes.  If a Deemed Exchange occurs and such exchange does not constitute a recapitalization (as discussed below), then a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized as a result of the Deemed Exchange and such U.S. Holder’s adjusted tax basis in the Securities.  A U.S. Holder’s adjusted tax basis for a particular note generally will be equal to the cost of the note to such U.S. Holder.  Assuming that the Consent Fee is payment for the U.S. Holder’s consent, the amount realized by a U.S. Holder in a Deemed Exchange would be the fair market value of the New Notes exchanged therefore; otherwise, the amount realized might include the Consent Fee or the Consent Fee might be treated as a reduction of the issue price of the New Notes thereby creating original issue discount to be amortized by the U.S. Holder.  A U.S. Holder’s tax basis in a note also will be (i) increased by any market discount previously included in income by such U.S. Holder pursuant to an election to include market discount in gross income currently as it accrues, and (ii) reduced by any amortizable bond premium which the U.S. Holder has previously deducted.  A U.S. Holder’s amount realized would generally be equal in amount to the “issue price” (described below) of the New Notes received by such U.S. Holder at the time of the Deemed Exchange, but excluding any amount attributable to accrued but unpaid interest (which would be taxable as ordinary income).  In general, assuming the Securities and the New Notes deemed exchanged therefore are traded on an established securities market, the “issue price” of the New Notes would generally be equal to their fair market value as of the operative date of the Proposed Amendments.

Subject to the application of the market discount rules, gain or loss recognized upon a Deemed Exchange generally would be capital gain or loss, and would be long-term capital gain or loss if a U.S. Holder’s holding period with respect to the Securities exceeded one year at the time of the Deemed Exchange. The deductibility of capital losses is subject to limitations.

An exception to the capital gain treatment described above may apply to a U.S. Holder that purchased a note at a “market discount.” Subject to a statutory de minimis exception, market discount is the excess of the principal amount of such note over the U.S. Holder’s tax basis in such note immediately after its acquisition by such

U.S. Holder.  In general, unless the U.S. Holder has elected to include market discount in income currently as it accrues, any gain realized by a U.S. Holder in a Deemed Exchange of a note having market discount in excess of the specified de minimis amount will be treated as ordinary income to the extent of the market discount that has accrued (on a straight line basis or, at the election of the U.S. Holder, on a constant interest basis) while such note was held by the U.S. Holder.

A U.S. Holder’s adjusted tax basis in the New Notes would equal the amount realized by such U.S. Holder for purposes of determining gain or loss, and such U.S. Holder would have a new holding period in such Securities commencing on the day after the Deemed Exchange.

Recapitalization.  Whether the Deemed Exchange would constitute a tax-free recapitalization would depend on, among other things, whether the Securities and the New Notes constitute “securities” for U.S. federal income tax purposes.  The term “security” is not defined in the Code or the Treasury regulations. Under applicable administrative pronouncements and judicial decisions, as a general matter, the determination of whether a debt instrument is a security depends on the terms, conditions and other facts and circumstances relating to the instrument and, consequently, is inherently uncertain.  Generally, debt instruments with a maturity less than five years from the date of issuance do not constitute securities, whereas debt instruments with a maturity of ten years or more do constitute securities.  A debt instrument with an original term of more than five years from the date of issuance but less than ten years may qualify as a security.  In addition, the IRS has recently ruled that where the original debt instrument qualified as a security, a new debt instrument received in an exchange for that original debt instrument may, under certain circumstances, be treated as a security even if the remaining term of the new debt instrument is less than five years.

The notes constituting the Securities had the following original terms.  The 2007 Senior Notes and the 2008 Senior Notes had original terms of approximately 5 years; the Medium Term Notes had an original term of approximately 35 years; the 7.125% Debentures due 2028 (the “Debentures”) had an original term of approximately 30 years; the Floating Rate Convertible Senior Notes due 2023 (the “Floating Rate Notes”) had an original term of approximately 20 years; and the 2004 Senior Convertible Securities due 2023 (the “Convertible Securities”) has an original term of approximately 19 years. After the Proposed Amendment, the 2007 Senior Notes and the 2008 Senior Notes will have remaining terms of fewer than five years following the Proposed Amendment.  All of the other Securities will have terms in excess of 10 years as of the operative date of the Proposed Amendments.  Although it is not free from doubt whether all of the New Notes would be treated as a securities under the recent ruling or the more general authorities, it is possible that all of the New Notes would be treated as securities and consequently any Deemed Exchange should qualify as a tax-free reorganization.  Under tax-free reorganization treatment, a U.S. Holder would not recognize gain or loss on the Deemed Exchange.

In light of the complexity of the applicable rules, U.S. Holders are encouraged to consult their tax advisors regarding the risk that the adoption of the Proposed Amendments and Waiver constitutes a significant modification for U.S. federal income tax purposes, the tax consequences to them if the events are so treated, the characterization of the original Securities and New Notes as securities for tax purposes.

Backup Withholding

A U.S. Holder may be subject to backup withholding on the Consent Fee, if paid, unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  The amount of any backup withholding from the Consent Fee, if paid, will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

Although it is not entirely clear that withholding of U.S. federal income tax is applicable to the payment of the Consent Fee to a Non-U.S. Holder, we intend to withhold such tax from any Consent Fee paid to a Non-U.S. Holder at a rate of 30%, unless the Non-U.S. Holder provides to the applicable withholding Agent a properly executed (a) IRS Form W-8BEN (or a permissible substitute) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI stating that the Consent Fee is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.  Non-U.S. Holders should consult their tax advisors regarding the availability of a refund of any tax withheld.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov, and at the offices of the New York Stock Exchange.  For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.  As described above, we have not yet filed our Delayed SEC Reports or the Restatements.  See “Risk Factors — Lack of Public Disclosure Concerning the Company.”

We have filed the following documents with the SEC, and these documents are incorporated in this Statement by reference:

•                                          our Current Reports on Form 8-K filed on October 27, 2005, November 30, 2005, December 23, 2005, March 1, 2006, March 3, 2006, April 13, 2006, April 14, 2006, May 8, 2006, May 15, 2006, May 19, 2006, June 12, 2006, July 31, 2006, August 8, 2006, August 31, 2006, September 20, 2006, September 29, 2006 (two), November 9, 2006, December 14, 2006, December 22, 2006, and January 5, 2007;

•                                          our Form 12b-25 Notice of Inability to Timely File a Form 10-Q for the period ended September 24, 2005.

•                                          our Form 12b-25 Notice of Inability to Timely File a Form 10-K for the fiscal year ended December 31, 2005;

•                                          our Form 12b-25 Notice of Inability to Timely File a Form 10-Q for the period ended April 1, 2006; our Form 12b-25 Notice of Inability to Timely File a Form 10-Q for the period ended July 1, 2006; and our Form 12b-25 Notice of Inability to Timely File a Form 10-Q for the period ended September 20, 2006.

We specifically do not incorporate any of our historical financial statements and related materials in this Statement.

All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of Exchange Act after the date of this Statement and prior to the Expiration Date will be incorporated by reference and be a part of this Statement from their respective filing dates (excluding any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K).  Any statement contained in a document incorporated by reference in this Statement shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this Statement modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

You may request a copy of these filings, at no cost, by writing or telephoning:

Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York  14604
Telephone: (585) 338-6000
Attention: Secretary

You should rely only on the information provided in this Statement and in our filings under the Exchange Act incorporated herein by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this Statement is accurate as of any date other than that on the front cover of this Statement.

BAUSCH & LOMB INCORPORATED

SOLICITATION OF CONSENT TO INDENTURE AMENDMENTS AND WAIVER OF DEFAULTS

In order to give the Consent, a Holder should mail, hand deliver, send by overnight courier or by facsimile or electronic transmission (in each case, confirmed by physical delivery) a properly completed and duly executed Consent Form, and any other required document, to the Information Agent at its address set forth below.  Any questions or requests for assistance or for additional copies of this Statement or related documents may be directed to the Information Agent at one of its telephone numbers set forth below.  A Holder (or a beneficial owner that is not a Holder) may also contact the Solicitation Agents or the Information Agent at their respective telephone numbers set forth below or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Solicitation.

The Co-Solicitation Agents for the Solicitation are:

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013
Attn: Liability Management Group
Toll-free: (800) 558-3745

J. P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, New York 10017
Attn. Liability Management Group

The Information Agent for the Solicitation is:

Global Bondholder Services Corporation
65 Broadway - Suite 723
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free (866) 540-1500

By Facsimile:
(For Eligible Institutions only):
(212) 430-3775

Confirmation:

(212) 430-3774

By Mail 65 Broadway — Suite 723 New York, NY 10006	By Overnight Courier 65 Broadway — Suite 723 New York, NY 10006	By Hand 65 Broadway Suite 723 New York, NY 10006